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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
HEWLETT-PACKARD COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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Raymond J. Lane Chairman of the Board Margaret C. Whitman President and Chief Executive Officer	Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 www.hp.com

To our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Hewlett-Packard Company to be held on March 21, 2012 at 2:00 p.m., local time, at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice instead of a paper copy of this proxy statement and our 2011 Annual Report. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of those stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2011 Annual Report and a form of proxy card or voting instruction card. All stockholders who do not receive a notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically. Continuing to employ this distribution process will conserve natural resources and reduce the costs of printing and distributing our proxy materials.

Your vote is important. Regardless of whether you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone, or, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person.

Thank you for your ongoing support of, and continued interest in, Hewlett-Packard Company.

Sincerely,

Raymond J. Lane Chairman of the Board	Margaret C. Whitman President and Chief Executive Officer

2012 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

HEWLETT-PACKARD COMPANY

3000 Hanover Street
Palo Alto, California 94304
(650) 857-1501

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	2:00 p.m., local time, on Wednesday, March 21, 2012
Place	Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California
Items of Business	(1) To elect the 11 directors named in this proxy statement
(2) To ratify the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2012
(3) To conduct an advisory vote on executive compensation
(4) To consider and vote upon a stockholder proposal, if properly presented
(5) To consider such other business as may properly come before the meeting
Adjournments and Postponements
Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.
Record Date	You are entitled to vote only if you were a Hewlett-Packard Company stockholder as of the close of business on January 23, 2012.
Meeting Admission
You are entitled to attend the annual meeting only if you were a Hewlett-Packard Company stockholder as of the close of business on January 23, 2012 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the Hewlett-Packard Company 401(k) Plan or the Hewlett-Packard Company 2011 Employee Stock Purchase Plan, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to January 23, 2012 or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting.
The annual meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.
Voting
Your vote is very important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers—Voting Information beginning on page 7 of this proxy statement.

By order of the Board of Directors,

PAUL T. PORRINI Vice President, Deputy General Counsel and Assistant Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about February 3, 2012.

PROXY STATEMENT SUMMARY

The following is a summary of certain key disclosures in our proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the proxy statement as well as our 2011 Annual Report on Form 10-K.

 Annual Meeting of Stockholders

Time and Date	2:00 p.m., local time, on Wednesday, March 21, 2012
Place	Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California
Record Date	January 23, 2012

Proposals to be Voted on and Board Voting Recommendations

Proposals	Recommendation
Election of directors	FOR EACH NOMINEE
Ratification of Ernst & Young LLP as auditors for the 2012 fiscal year	FOR
Advisory vote on executive compensation	FOR
Stockholder proposal entitled "Executives to Retain Significant Stock"	AGAINST

Director Nominees

              The following table provides summary information about each of the director nominees:

Name	Age	Director Since	Occupation	Independent	Other Public/Investment Company Boards
Marc L. Andreessen	40	2009	Co-Founder of AH Capital Management, LLC, doing business as Andreessen Horowitz	Yes	eBay Inc.
Shumeet Banerji	52	2011	Chief Executive Officer, Booz & Company	Yes
Rajiv L. Gupta	66	2009	Chairman, Avantor Performance Materials, and Senior Advisor, New Mountain Capital, LLC; former Chairman and Chief Executive Officer, Rohm and Haas Company	Yes	Delphi Automotive, PLC; Tyco International Ltd; The Vanguard Group
John H. Hammergren	52	2005	Chairman, President and Chief Executive Officer, McKesson Corporation	Yes	McKesson Corporation
Raymond J. Lane	65	2010	Chairman of the Board, Hewlett-Packard Company; Managing Partner, Kleiner Perkins Caufield & Byers	No
Ann M. Livermore	53	2011	Former Executive Vice President, Enterprise Business, Hewlett-Packard Company	No	United Parcel Service, Inc.
Gary M. Reiner	57	2011	Special Advisor, General Atlantic; former Senior Vice President and Chief Information Officer, General Electric Company	Yes	Genpact Limited
Patricia F. Russo	59	2011	Former Chief Executive Officer, Alcatel-Lucent	Yes	Alcoa, Inc.; General Motors Company; KKR Management LLC; Merck & Co., Inc.
G. Kennedy Thompson	61	2006	Principal, Aquiline Capital Partners LLC; former Chairman, President and Chief Executive Officer, Wachovia Corporation	Yes	BNC Bancorp
Margaret C. Whitman	55	2011	President and Chief Executive Officer, Hewlett-Packard Company	No	The Procter & Gamble Company; Zipcar, Inc.
Ralph V. Whitworth	56	2011	Principal, Relational Investors LLC	Yes

 Ratification of Auditors

              We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2012. Set forth below is a summary of Ernst & Young's fees for services provided in fiscal 2011 and 2010:

	2011	2010
	In millions
Audit Fees	$30.5	$30.8
Audit-Related Fees	13.9	14.9
Tax Fees	3.0	6.1
All Other Fees	0.0	0.0

Total	$47.4	$51.8

Advisory Vote on Executive Compensation

              At our 2011 annual meeting of stockholders held in March 2011, less than a majority of the advisory votes cast were voted in support of our executive compensation. During fiscal 2011, we engaged in substantial ongoing discussions with institutional investors to gather feedback. Those discussions, which included meetings between our senior management and over 200 investment firms and institutional stockholders, included topics such as corporate governance, CEO compensation, discretionary payments, compensation disclosure, equity award vesting periods, severance arrangements, capital allocation, board composition, talent management and succession planning, among others. These meetings occurred over the course of the entire fiscal year, varied in length and were conducted via teleconference and in person. Our participants varied and included our Chief Executive Officer, our Chief Financial Officer, our Chairman of the Board, other directors, various business unit leaders, representatives of Investor Relations, Human Resources and Legal, and other senior leaders. Subsequent to those discussions, the HR and Compensation Committee adopted the following changes to our executive compensation program to address the concerns of stockholders. We believe that these changes, together with our existing compensation practices, have addressed the concerns of many of our stockholders and have resulted in a compensation program deserving of stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement.

Changes to Executive Compensation Program in Fiscal 2011

•
Targeted the compensation of our executives within a competitive range of the market median

•
Restructured our incentive compensation programs to limit the use of discretion

•
Redesigned our annual incentive plan to reinforce linkage between pay and performance

•
Disclosing more detailed information about historical performance targets, actual performance against targets, and payouts under our annual incentive plan

•
Changed structure and design of CEO compensation

•
Eliminated tax gross-ups for Section 16 officers except with respect to relocation benefits as to which gross-ups are generally available to most employees

•
Amended our severance plan for executive officers to be consistent with current market practice and to reduce the need for individual agreements and the use of discretion in determining plan benefits

•
Increased our talent management efforts and focus on the development of internal talent

Key Compensation Practices

•
An independent compensation consultant and independent counsel who report directly to the HR and Compensation Committee and provide no other services to us

•
Significant stock ownership guidelines that align executives' interests with those of stockholders

•
No tax gross-ups provided on income associated with the personal use of corporate aircraft or on payments made in connection with a change of control

•
No special or supplemental pension, health or death benefits for executives

•
A "clawback" policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results

•
An annual risk assessment our pay practices

•
Compensation policies and practices designed to discourage excessive risk-taking, including the assessment of performance across multiple dimensions and metrics, the use of multi-year performance periods, and the adoption of stock ownership guidelines and a "clawback" policy

•
An annual stockholder advisory vote on executive compensation

Fiscal 2011 Summary Compensation Table

              Set forth below is the fiscal 2011 compensation for each named executive officer as determined under SEC rules.

Name	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Margaret C. Whitman	1	—	—	16,146,331	—	—	372,598	16,518,930
Catherine A. Lesjak	825,000	—	9,310,408	—	679,143	89,920	101,507	11,005,978
R. Todd Bradley	850,000	—	9,271,624	—	464,457	273	105,447	10,691,801
Vyomesh I. Joshi	850,000	—	7,965,324	—	638,355	263,503	76,215	9,793,397
Léo Apotheker	1,152,770	6,400,000	17,660,759	—	—	—	5,199,247	30,412,776
Shane V. Robison	781,250	—	7,620,151	—	606,506	21,827	15,660	9,045,394

Stockholder Proposal Entitled "Executives To Retain Significant Stock"

              The Board recommends a vote against a stockholder proposal seeking to have us adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one year following the termination of their employment because our existing stock ownership guidelines and other compensation policies effectively facilitate significant stock ownership by our executives, and establishing post-termination holding requirements would not be in the best interests of our stockholders.

QUESTIONS AND ANSWERS

Proxy Materials

1.           Why am I receiving these materials?

              The Hewlett-Packard Company ("HP") Board of Directors (the "Board") has made these materials available to you over the Internet or delivered paper copies of these materials to you by mail in connection with HP's annual meeting of stockholders, which will take place on Wednesday, March 21, 2012. As a stockholder, you are invited to attend the annual meeting and vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission and that is designed to assist you in voting your shares.

2.           What is included in the proxy materials?

              The proxy materials include:

  •
  Our proxy statement for the annual meeting of stockholders; and

  •
  Our 2011 Annual Report, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2011.

If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting.

3.           What information is contained in this proxy statement?

              The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the Board and Board committees, the compensation of HP's directors and certain executive officers for fiscal 2011 and other required information.

4.           Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

              This year, we are pleased to be again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how you may request to access proxy materials in printed form by mail or electronically on an ongoing basis.

5.           Why didn't I receive a notice in the mail about the Internet availability of the proxy materials?

              We are providing some of our stockholders, including stockholders who have previously requested to receive paper copies of the proxy materials and some of our stockholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials.

              In addition, we are providing notice of the availability of the proxy materials by e-mail to those stockholders who have previously elected delivery of the proxy materials electronically. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

6.           How can I access the proxy materials over the Internet?

              Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

  •
  View our proxy materials for the annual meeting on the Internet; and

  •
  Instruct us to send our future proxy materials to you electronically by e-mail.

Our proxy materials are also available on our website at www.hp.com/investor/stockholdermeeting2012.

              Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an ongoing basis. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

7.           How may I obtain a paper copy of the proxy materials?

              Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. Stockholders receiving notice of the availability of the proxy materials by e-mail will find instructions about how to obtain a paper copy of the proxy materials as part of that e-mail. All stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

8.           I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

              If you share an address with another stockholder, you may receive only one set of proxy materials unless you have provided contrary instructions. If you wish to receive a separate set of proxy materials now, please request the additional copy by contacting Innisfree M&A Incorporated ("Innisfree") at:

(877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
E-mail: info@innisfreema.com

A separate set of proxy materials will be sent promptly following receipt of your request.

              If you are a stockholder of record and wish to receive a separate set of proxy materials in the future, please contact HP's transfer agent. See Question 27 below.

              If you are the beneficial owner of shares held through a broker, trustee or other nominee and you wish to receive a separate set of proxy materials in the future, please call Broadridge Financial Solutions, Inc. at:

(800) 542-1061

              All stockholders also may write to us at the address below to request a separate copy of these materials:

NASDAQ OMX
Print and Distribution Ctr.
325 Donald Lynch Blvd
Marlborough, MA 01752
(866) 869-5335

9.           What should I do if I receive more than one notice or e-mail about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

              You may receive more than one notice, more than one e-mail or more than one paper copy of the proxy materials, including multiple paper copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice, a separate e-mail or a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice, more than one e-mail or more than one proxy card. To vote all of your shares by proxy, you must complete, sign, date and return each proxy card and voting instruction card that you receive and vote over the Internet the shares represented by each notice and e-mail that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices or e-mails).

10.         How may I obtain a copy of HP's 2011 Form 10-K and other financial information?

              Stockholders may request a free copy of our 2011 Annual Report, which includes our 2011 Form 10-K, from:

NASDAQ OMX
Print and Distribution Ctr.
325 Donald Lynch Blvd
Marlborough, MA 01752
(866) 869-5335
www.hp.com/investor/informationrequest

              Alternatively, stockholders can access the 2011 Annual Report, which includes our 2011 Form 10-K and other financial information, on HP's Investor Relations website at:

www.hp.com/investor/home

              HP also will furnish any exhibit to the 2011 Form 10-K if specifically requested.

Voting Information

11.         What items of business will be voted on at the annual meeting?

              The items of business scheduled to be voted on at the annual meeting are:

  •
  The election of directors;

  •
  The ratification of the appointment of HP's independent registered public accounting firm for the 2012 fiscal year;

  •
  The advisory vote on executive compensation; and

  •
  The consideration of a stockholder proposal.

              We also will consider any other business that properly comes before the annual meeting. See question 23 below.

12.         How does the Board recommend that I vote?

              Our Board recommends that you vote your shares FOR each of the nominees for election to the Board, FOR the ratification of the appointment of HP's independent registered public accounting firm, FOR the approval of the compensation of HP's named executive officers, and AGAINST the stockholder proposal.

13.         What is the difference between holding shares as a stockholder of record and as a beneficial owner?

              Most HP stockholders hold their shares through a broker, trustee or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record—If your shares are registered directly in your name with HP's transfer agent, you are considered, with respect to those shares, the "stockholder of record." As the stockholder of record, you have the right to grant your voting proxy directly to HP or to a third party, or to vote in person at the meeting.

  •
  Beneficial Owner—If your shares are held in a brokerage account, by a trustee or by another nominee, you are considered the "beneficial owner" of those shares. As the beneficial owner of those shares, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. However, because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

14.         What shares can I vote?

              Each holder of shares of HP common stock issued and outstanding as of the close of business on January 23, 2012, the record date for the annual meeting, is entitled to cast one vote per share on all items being voted upon at the annual meeting. You may vote all shares owned by you as of this time, including (1) shares held directly in your name as the stockholder of record, including shares purchased through HP's Dividend Reinvestment Plan and HP's employee stock purchase plans and shares held through HP's Direct Registration Service, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee. On the record date, HP had approximately 1,976,323,505 shares of common stock issued and outstanding.

15.         How can I vote my shares in person at the annual meeting?

              Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares for which you are the beneficial owner but not the stockholder of record may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also vote by proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

16.         How can I vote my shares without attending the annual meeting?

              Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

  •
  By Internet—Stockholders who have received a notice of the availability of the proxy materials by mail may submit proxies over the Internet by following the instructions on the notice. Stockholders who have received notice of the availability of the proxy materials by e-mail may submit proxies over the Internet by following the instructions included in the e-mail. Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

  •
  By Telephone—Stockholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-866-209-1711 and following the instructions. Stockholders of record who have received a notice of availability of the proxy materials by mail must have the control number that appears on their notice available when voting. Stockholders of record who received notice of the availability of the proxy materials by e-mail must have the control number included in the e-mail available when voting. Stockholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most stockholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on the voting instruction card provided by their broker, trustee or nominee. Those stockholders should check the voting instruction card for telephone voting availability.

  •
  By Mail—Stockholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

17.         What is the deadline for voting my shares?

              If you hold shares as the stockholder of record, or through the Hewlett-Packard Company 2011 Employee Stock Purchase Plan (the "ESPP"), your vote by proxy must be received before the polls close at the annual meeting.

              If you hold shares in the Hewlett-Packard Company 401(k) Plan (the "HP 401(k) Plan"), your voting instructions must be received by 11:59 p.m., Eastern time, on March 18, 2012 for the trustee to vote your shares.

              If you are the beneficial owner of shares held through a broker, trustee or other nominee, please follow the voting instructions provided by your broker, trustee or nominee.

18.         May I change my vote?

              You may change your vote at any time prior to the vote at the annual meeting, except that any change to your voting instructions for the HP 401(k) Plan must be provided by 11:59 p.m., Eastern time, on March 18, 2012 as described above. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Corporate Secretary at the address below in Question 30 prior to your shares being voted, or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

19.         Is my vote confidential?

              Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within HP or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to HP management.

20.         How are votes counted?

              In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" with respect to each of the nominees. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only "FOR" and "AGAINST" votes are counted. You also may cumulate your votes as described in Question 22.

              For the other items of business, you may vote "FOR," "AGAINST" or "ABSTAIN." If you elect to abstain, the abstention will have the same effect as an "AGAINST" vote.

              If you are the beneficial owner of shares held in the name of a broker, trustee or other nominee and do not provide that broker, trustee or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matter except in the election of directors, as described above.

              If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you vote by proxy card or voting instruction card and sign the card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (FOR all of HP's nominees to the Board, FOR ratification of the appointment of HP's independent registered public accounting firm, FOR the approval of the compensation of HP's named executive officers, and "AGAINST" the stockholder proposal).

              For any shares you hold in the HP 401(k) Plan, if your voting instructions are not received by 11:59 p.m., Eastern time, on March 18, 2012, your shares will be voted in proportion to the way the shares held by the other HP 401(k) Plan participants are voted, except as may be otherwise required by law.

21.         What is the voting requirement to approve each of the proposals?

              In the election of directors, each director will be elected by the vote of the majority of votes cast with respect to that director nominee. A majority of votes cast means that the number of votes cast for a nominee's election must exceed the number of votes cast against such nominee's election. Each nominee receiving more votes for his or her election than votes against his or her election will be elected. Approval of each of the other proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on that proposal at the annual meeting.

22.         Is cumulative voting permitted for the election of directors?

              In the election of directors, you may elect to cumulate your vote. Cumulative voting will allow you to allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold. For example, if you own 100 shares of stock and there are 11 directors to be elected at the annual meeting, you may allocate 1,100 "FOR" votes (11 times 100) among as few or as many of the 11 nominees to be voted on at the annual meeting as you choose. You may not cumulate your votes against a nominee.

              If you are a stockholder of record and choose to cumulate your votes, you will need to submit a proxy card or, if you vote in person at the annual meeting, you will need to submit a ballot and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially through a broker, trustee or other nominee and wish to cumulate votes, you should contact your broker, trustee or nominee.

              If you vote by proxy card or voting instruction card and sign your card with no further instructions, Margaret C. Whitman, Catherine A. Lesjak and Paul T. Porrini, as proxy holders, may cumulate and cast your votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that none of your votes will be cast for any nominee as to whom you vote against or abstain from voting.

              Cumulative voting applies only to the election of directors.

23.         What happens if additional matters are presented at the annual meeting?

              Other than the four items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Margaret C. Whitman, Catherine A. Lesjak and Paul T. Porrini, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

24.         Who will serve as inspector of elections?

              The inspector of elections will be a representative from an independent firm, IVS Associates, Inc.

25.         Who will bear the cost of soliciting votes for the annual meeting?

              HP is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of the notices and these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Innisfree to assist us in the distribution of proxy materials and the solicitation of votes described above. We will pay Innisfree a base fee of $20,000 plus customary costs and expenses for these services. HP has agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its agreement. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

26.         Where can I find the voting results of the annual meeting?

              We intend to announce preliminary voting results at the annual meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days of the annual meeting.

27.         What if I have questions for HP's transfer agent?

              Please contact HP's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Wells Fargo Bank, N.A.
Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075
(800) 286-5977 (U.S. and Canada)
(651) 450-4064 (International)

              A dividend reinvestment and stock purchase program is also available through HP's transfer agent. For information about this program, please contact HP's transfer agent as follows:

Wells Fargo Bank, N.A.
Shareowner Services
161 North Concord Exchange
South St. Paul, MN 55075
(800) 286-5977 (U.S. and Canada)
(651) 450-4064 (International)

Annual Meeting Information

28.         How can I attend the annual meeting?

              You are entitled to attend the annual meeting only if you were an HP stockholder or joint holder as of the close of business on January 23, 2012 or if you hold a valid proxy for the annual meeting. You must present photo identification for admittance. If you are a stockholder of record or hold your shares through the HP 401(k) Plan or the ESPP, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your admission to the annual meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to January 23, 2012 or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

              The meeting will begin promptly at 2:00 p.m., local time. Check-in will begin at 12:30 p.m., local time, and you should allow ample time for the check-in procedures.

29.         How many shares must be present or represented to conduct business at the annual meeting?

              The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of shares of HP common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes described previously in Question 20 are counted for the purpose of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

30.
What is the deadline to propose actions for consideration at next year's annual meeting of stockholders?

              You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in HP's proxy statement for the annual meeting next year, the Corporate Secretary must receive the written proposal at our principal executive offices no later than October 6, 2012. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

              For a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8, the stockholder must provide the information required by HP's Bylaws and give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

  •
  not earlier than the close of business on November 21, 2012, and

  •
  not later than the close of business on December 21, 2012.

              If the date of the stockholder meeting is moved more than 30 days before or 60 days after the anniversary of the HP annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in HP's proxy statement under Rule 14a-8 must be received no earlier than the close of business 120 days prior to the meeting and not later than the close of business on the later of the following two dates:

  •
  90 days prior to the meeting; and

  •
  10 days after public announcement of the meeting date.

31.         How may I recommend or nominate individuals to serve as directors?

              You may propose director candidates for consideration by the Board's Nominating and Governance Committee. Any such recommendations should include the nominee's name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in Question 30 above.

              In addition, HP's Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, the stockholder must deliver the information required by HP's Bylaws.

32.         What is the deadline to propose or nominate individuals to serve as directors?

              A stockholder may send a proposed director candidate's name and information to the Board at any time. Generally, such proposed candidates are considered at the first or second Board meeting prior to the issuance of the proxy statement for HP's annual meeting.

              To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with HP's Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on November 21, 2012 and the close of business on December 21, 2012, unless the annual meeting is moved by more than 30 days before or 60 days after the anniversary of the prior year's annual meeting, in which case the deadline will be as described in Question 30.

33.         How may I obtain a copy of HP's Bylaw provisions regarding stockholder proposals and director nominations?

              You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. HP's Bylaws also are available on HP's website at www.hp.com/hpinfo/investor/bylaws.

Further Questions

34.         Who can help answer my questions?

              If you have any questions about the annual meeting or how to vote or revoke your proxy, you should contact HP's proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Stockholders: (877) 750-5838 (U.S. and Canada)
(412) 232-3651 (International)
Banks and brokers (call collect):
(212) 750-5833

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

              HP is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining HP's integrity in the marketplace. HP maintains a code of business conduct and ethics for directors, officers (including HP's principal executive officer, principal financial officer and principal accounting officer) and employees, known as our Standards of Business Conduct. HP also has adopted Corporate Governance Guidelines, which, in conjunction with the Certificate of Incorporation, Bylaws and Board committee charters, form the framework for the governance of HP. All of these documents are available at www.hp.com/investor/corpgovernance/highlights for review, downloading and/or printing. HP will post on this website any amendments to the Standards of Business Conduct or waivers of the Standards of Business Conduct for directors and executive officers. Stockholders may request free printed copies of the HP Certificate of Incorporation, Bylaws, Standards of Business Conduct, Corporate Governance Guidelines and/or the Board committee charters from:

Hewlett-Packard Company
Attention: Investor Relations
3000 Hanover Street
Palo Alto, California 94304
(866) 869-5335
www.hp.com/investor/home

Board Leadership Structure

              The Board is currently led by executive Chairman Raymond J. Lane. In addition, the independent directors of the Board have designated Rajiv L. Gupta to serve as Lead Independent Director.

              The executive Chairman oversees the planning of the annual Board calendar, and, with the Chief Executive Officer ("CEO"), in consultation with the other directors, schedules and sets the agenda for meetings of the Board and leads the discussions at such meetings. In addition, the executive Chairman provides guidance and oversight to management, helps with the formulation and implementation of HP's strategic plans and acts as the Board's liaison to management. The executive Chairman also chairs HP's annual meetings of stockholders, is available to speak on behalf of the Board in limited circumstances, and performs such other functions and responsibilities as set forth in HP's Corporate Governance Guidelines or as requested by the Board from time to time.

              The Lead Independent Director presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors, serves as a liaison between the Chairman and the independent directors, approves information sent to the Board, approves Board meeting agendas and schedules to see that there is sufficient time to cover all agenda items, assists the Chairmen of the Board committees in preparing agendas for the respective committee meetings, is available for consultation and direct communication with major stockholders upon request, and performs such other functions and responsibilities as set forth in HP's Corporate Governance Guidelines or as requested by the Board or the independent directors from time to time. The Lead Independent Director also has the authority to call additional executive sessions of the independent directors and to encourage direct dialogue between all directors and management.

              The Board's preferred governance structure is to separate the roles of Chairman and CEO. Currently, the positions of Chairman and CEO are separate, and the Board has a non-employee executive Chairman. The Board believes that this structure is appropriate, particularly given the recent transition in executive leadership of the company. The Board recognizes that there is no single, generally accepted approach to providing Board leadership and that the Board's leadership structure may vary in the future as circumstances warrant.

Board Structure and Committee Composition

              As of the date of this proxy statement, the Board has 14 directors and the following five standing committees: (1) Audit; (2) Finance and Investment; (3) HR and Compensation; (4) Nominating and Governance; and (5) Technology. The HP Public Policy Committee was dissolved on March 24, 2011, at which time the Nominating and Governance Committee charter was revised to incorporate some of the responsibilities previously undertaken by the Public Policy Committee. The current committee membership, the number of meetings during the last fiscal year and the function of each of the standing committees are described below. Each of the standing committees operates under a written charter adopted by the Board. All of the committee charters are available on HP's website at www.hp.com/investor/board_charters. The Board and each of the committees has the authority to retain, terminate and receive appropriate funding from HP for outside advisors as the Board and/or each committee deems necessary.

              During fiscal 2011, the Board held 18 meetings, including eight executive sessions. Each incumbent director serving during fiscal 2011, except Dominique Senequier, attended at least 75% of the aggregate of all Board and applicable committee meetings held during the period that he or she served as a director.

              Directors are encouraged to attend annual meetings of HP stockholders. Of the 17 then-current directors, 12 attended the last annual meeting of stockholders, including 12 of the 13 directors standing for election at that meeting.

Name of Director	Audit	Finance and Investment	HR and Compensation	Nominating and Governance	Public Policy Committee(1)	Technology
Non-Employee Directors:
Marc L. Andreessen				Member		Chair
Lawrence T. Babbio, Jr.(2)	Member	*	*	Member
Sari M. Baldauf(2)	Member			Member		*
Shumeet Banerji(3)	Member	Member
Rajiv L. Gupta	*		*	Chair	*	*
John H. Hammergren		Chair	Member
Raymond J. Lane(4)
Gary M. Reiner(3)		Member		*		Member
Patricia F. Russo(3)			Chair			Member
Dominique Senequier(2)(3)	*	*
G. Kennedy Thompson	Chair	*		Member
Ralph V. Whitworth(5)		Member	Member
Employee Directors:
Ann M. Livermore(6)		Member				Member
Margaret C. Whitman(3)(7)			*			*
Former Employee Director:
Léo Apotheker(8)
Former Directors:
Joel Z. Hyatt(9)		*	*		*
John R. Joyce(9)	*
Robert L. Ryan(9)	*				*
Lucille S. Salhany(9)	*		*	*
Number of Meetings in Fiscal 2011	14	10	10	9	1	5

*
=   Former Committee Chair or member

(1)
The Public Policy Committee of the Board was dissolved on March 24, 2011.

(2)
Mr. Babbio, Ms. Baldauf and Ms. Senequier are not standing for election at the 2012 annual meeting.

(3)
Mr. Banerji, Mr. Reiner, Ms. Russo, Ms. Senequier and Ms. Whitman were elected to the Board effective January 21, 2011.

(4)
Mr. Lane was elected to the Board as non-executive Chairman effective November 1, 2010. Mr. Lane was appointed executive Chairman effective September 22, 2011.

(5)
Mr. Whitworth was elected to the Board effective November 17, 2011.

(6)
Ms. Livermore was elected to the Board effective June 13, 2011.

(7)
Ms. Whitman was elected President and Chief Executive Officer of HP effective September 22, 2011, at which time her service on the HR and Compensation Committee ended. Ms. Whitman's service on the Technology Committee ended on January 4, 2012.

(8)
Mr. Apotheker terminated as President and Chief Executive Officer and resigned as a director of HP effective September 22, 2011.

(9)
Mr. Hyatt, Mr. Joyce, Mr. Ryan and Ms. Salhany did not stand for election at the 2011 annual meeting of stockholders.

Audit Committee

              HP has a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee assists the Board in fulfilling its responsibilities for generally overseeing HP's financial reporting processes and the audit of HP's financial statements, including the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the qualifications and independence of the independent registered public accounting firm, the performance of HP's internal audit function and the independent registered public accounting firm, and risk assessment and risk management. Among other things, the Audit Committee prepares the Audit Committee report for inclusion in the annual proxy statement; annually reviews its charter and performance; appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; reviews HP's disclosure controls and procedures, internal controls, information security policies, internal audit function, and corporate policies with respect to financial information and earnings guidance; reviews regulatory and accounting initiatives and off-balance sheet structures; oversees HP's compliance programs with respect to legal and regulatory requirements; oversees investigations into complaints concerning financial matters; and reviews risks facing HP and management's approach to addressing these risks, including significant risks or exposures relating to litigation and other proceedings and regulatory matters that may have a significant impact on HP's financial statements, and discusses policies with respect to risk assessment and risk management. The Audit Committee works closely with management as well as the independent registered public accounting firm.

              The Board determined that each of Mr. Thompson, chair of the Audit Committee, and Audit Committee members Mr. Babbio, Ms. Baldauf and Mr. Banerji is independent within the meaning of the New York Stock Exchange ("NYSE") standards of independence for directors and audit committee members and satisfied the NYSE financial literacy requirements. The Board also determined that each of Mr. Thompson, Mr. Babbio, Ms. Baldauf and Mr. Banerji is an "audit committee financial expert" as defined by SEC rules.

              The report of the Audit Committee is included on page 94.

Finance and Investment Committee

              The Finance and Investment Committee provides oversight to the finance and investment functions of HP. The Finance and Investment Committee reviews or oversees significant treasury matters such as capital structure, derivative policy, global liquidity, fixed income investments, borrowings, currency exposure, dividend policy, share issuances and repurchases, and capital spending; oversees HP's loans and loan guarantees of third-party debt and obligations; reviews HP Financial Services' capitalization and operations, including residual and credit management, risk concentration, and return on invested capital; and reviews the activities of HP's Investor Relations department. The Finance and Investment Committee also assists the Board in evaluating investment, acquisition, outsourcing services, joint venture and divestiture transactions in which HP engages as part of its business strategy from time to time, reports to the Board and makes recommendations to the Board as to scope, direction, quality, investment levels and execution of such transactions; evaluates and revises HP's approval policies with respect to such transactions; oversees HP's integration planning and execution and the financial results of such transactions after integration; evaluates the execution, financial results and integration of HP's completed transactions; and oversees and approves HP's strategic alliances.

HR and Compensation Committee

              The HR and Compensation Committee discharges the Board's responsibilities relating to the compensation of HP's executives and directors; reviews and approves the Compensation Discussion and Analysis required by the SEC for inclusion in the annual proxy statement; provides general oversight of HP's total rewards compensation structure; reviews and provides guidance on HP's human resources programs; and retains and approves the terms of the retention of the HR and Compensation Committee's compensation consultants and other compensation experts. Other specific duties and responsibilities of the HR and Compensation Committee include reviewing senior management selection and overseeing succession planning, including reviewing the leadership development process; reviewing and approving objectives relevant to executive officer compensation, evaluating performance and determining the compensation of executive officers in accordance with those objectives; approving severance arrangements and other applicable agreements for executive officers; overseeing HP's equity and incentive compensation plans; overseeing non-equity-based benefit plans and approving any changes to such plans involving a material financial commitment by HP; monitoring workforce management programs; establishing compensation policies and practices for service on the Board and its committees, including annually reviewing the appropriate level of director compensation and recommending to the Board any changes to that compensation; developing stock ownership guidelines for directors and executive officers and monitoring compliance with such guidelines; and annually evaluating its performance and its charter. The HR and Compensation Committee may create a subcommittee consisting of one or more of its members and may delegate any of its duties and responsibilities to such subcommittee, unless otherwise prohibited by applicable laws or listing standards. In addition, the HR and Compensation Committee may delegate any of its duties and responsibilities, including the administration of equity incentive or employee benefit plans, to one or more of its members, to one or more other directors, or to one or more other persons, unless otherwise prohibited by applicable laws or listing standards.

Nominating and Governance Committee

              The Nominating and Governance Committee identifies and recommends candidates to be nominated for election as directors at HP's annual meeting, consistent with criteria approved by the Board; develops and regularly reviews corporate governance principles, including HP's Corporate Governance Guidelines and related policies, for approval by the Board; oversees the organization of the Board to discharge the Board's duties and responsibilities properly and efficiently; and sees that proper attention is given and effective responses are made to stockholder concerns regarding corporate governance matters. Other specific duties and responsibilities of the Nominating and Governance Committee include: annually assessing the size and composition of the Board, including developing and reviewing director qualifications for approval by the Board; identifying and recruiting new directors and considering candidates proposed by stockholders; recommending assignments of directors to committees to ensure that committee membership complies with applicable laws and listing standards; conducting a preliminary review of director independence and financial literacy and expertise of Audit Committee members; and overseeing director orientation and continuing education. The Nominating and Governance Committee also reviews proposed changes to HP's Certificate of Incorporation, Bylaws and Board committee charters; assesses and makes recommendations regarding stockholder rights plans or other stockholder protections, as appropriate; establishes policies and procedures for the review and approval of related person transactions and conflicts of interest, including the review and approval of all potential "related person transactions" as defined under SEC rules; reviews and approves the designation of any employee directors or executive officers for purposes of Section 16 of the Exchange Act (the "Section 16 officers") standing for election for outside for-profit boards of directors; reviews stockholder proposals and recommends Board responses; oversees the self-evaluation of the Board and its committees; oversees the annual evaluation of the CEO conducted by the lead independent director, in conjunction with the HR and Compensation Committee, with input from all Board members; oversees the HR and Compensation Committee's evaluation of senior management; and reviews requests for indemnification under HP's Bylaws. In addition, the Nominating and Governance Committee may identify, evaluate and monitor social, political and environmental trends, issues, legislative proposals and regulatory developments that could significantly affect the public affairs of HP; may report and make recommendations to the Board relating to activities, policies and programs with respect to public policy matters; and will oversee the HP Political Action Committee and the policies relating to, and the manner in which HP conducts, its government affairs activities.

Technology Committee

              The Technology Committee assesses HP's technology development strategies and the scope and quality of HP's intellectual property. The Technology Committee makes recommendations to the Board as to scope, direction, quality, investment levels and execution of HP's technology strategies; oversees the execution of technology strategies formulated by management; provides guidance on technology as it may pertain to, among other things, market entry and exit, investments, mergers, acquisitions and divestitures, new business divisions and spin-offs, research and development investments, and key competitor and partnership strategies; and reviews and makes recommendations on proposed investment, acquisition, joint venture and divestiture transactions with a value of at least $200 million that involve technology pursuant to HP's M&A approval policies.

Board Risk Oversight

              The Board, with the assistance of the Audit Committee as discussed below, reviews and oversees our enterprise risk management ("ERM") program, which is an enterprise-wide program designed to enable effective and efficient identification of and management visibility into critical enterprise risks and to facilitate the incorporation of risk considerations into decision making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk, promote visibility and constructive dialogue around risk at the senior management and Board levels, and facilitate appropriate risk response strategies. Under the ERM program, management develops a holistic portfolio of HP enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments, and incorporating information regarding specific categories of risk gathered from various internal HP organizations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response efforts to senior management and to the Audit Committee.

              The Audit Committee oversees management's implementation of the ERM program, including reviewing HP's enterprise risk portfolio and evaluating management's approach to addressing identified risks. While the Audit Committee has primary oversight responsibility for the risk assessment and management process, various other committees of the Board also have responsibilities for oversight of risk management that supplement the ERM program. For example, the HR and Compensation Committee considers the risks associated with our compensation policies and practices as discussed below. In addition, the Finance and Investment Committee is responsible for overseeing financial risks. Further, the Nominating and Governance Committee oversees risks associated with HP's governance structure and processes. The Board is kept informed of its committees' risk oversight and related activities primarily through reports of the committee Chairmen to the full Board. In addition, the Audit Committee escalates issues relating to risk oversight to the full Board as appropriate to keep the Board appropriately informed of developments that could affect HP's risk profile or other aspects of HP's business. The Board also considers specific risk topics in connection with strategic planning and other matters.

Compensation Risk Assessment

              During fiscal 2011, HP undertook a review of its material compensation plans and programs for all employees and determined that HP's compensation programs and practices are not reasonably likely to have a material adverse effect on the company. In conducting this assessment, HP inventoried its material plans and programs, with particular emphasis on incentive compensation plans, including sales compensation, and presented a summary of its findings to the HR and Compensation Committee. Overall, HP believes that its programs generally contain a balance of fixed and variable features, as well as complementary metrics, reasonable goals and linear payout curves, all of which operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs. In addition, HP believes that its material plans and programs operate within a strong governance and review structure that serves and supports risk mitigation.

Director Independence

              HP's Corporate Governance Guidelines provide that a substantial majority of the Board will consist of independent directors and that the Board can include no more than three directors who are not independent directors. These standards are available on our website at www.hp.com/investor/director_standards. HP's director independence standards reflect the NYSE corporate governance listing standards. In addition, each member of the Audit Committee meets the heightened independence standards required for audit committee members under the applicable listing standards.

              Under HP's Corporate Governance Guidelines, a director will not be considered independent in the following circumstances:

    (1)
    The director is, or has been within the last three years, an employee of HP, or an immediate family member of the director is, or has been within the last three years, an executive officer of HP.

    (2)
    The director has been employed as an executive officer of HP, its subsidiaries or affiliates within the last five years.

    (3)
    The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from HP, other than compensation for Board service, compensation received by a director's immediate family member for service as a non-executive employee of HP, and pension or other forms of deferred compensation for prior service with HP that is not contingent on continued service.

    (4)
    (A) The director or an immediate family member is a current partner of the firm that is HP's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on HP's audit within that time.

    (5)
    The director or an immediate family member is, or has been in the past three years, employed as an executive officer of another company where any of HP's present executive officers at the same time serves or has served on that company's compensation committee.

    (6)
    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, HP for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues.

    (7)
    The director is affiliated with a charitable organization that receives significant contributions from HP.

    (8)
    The director has a personal services contract with HP or an executive officer of HP.

              For these purposes, an "immediate family member" includes a person's spouse, parents, step-parents, children, step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than tenants or employees) who shares the director's home.

              In determining independence, the Board reviews whether directors have any material relationship with HP. An independent director must not have any material relationship with HP, either directly or as a partner, stockholder or officer of an organization that has a relationship with HP, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In assessing the materiality of a director's relationship to HP, the Board considers the issues from the director's standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth above.

              In making its independence determinations, the Board considered transactions occurring since the beginning of fiscal 2009 between HP and entities associated with the independent directors or their immediate family members. The Board's independence determinations included reviewing the following transactions:

  •
  Each of Mr. Andreessen, Mr. Banerji and Mr. Hammergren is an executive officer of a company with which HP has entered into transactions for the purchase and sale of goods and services in the ordinary course of its business during the past three fiscal years. The amount that HP paid in each of the last three fiscal years to each of these companies, and the amount received in each fiscal year by HP from each company, did not, in any of the previous three fiscal years, exceed the greater of $1 million or 2% of the recipient's consolidated gross revenues.

  •
  Each of Mr. Andreessen, Mr. Babbio, Ms. Baldauf, Mr. Banerji, Mr. Gupta, Mr. Reiner, Ms. Russo, Mr. Thompson and Mr. Whitworth, or one of their immediate family members, is a non-employee director, trustee or advisory board member of another company that did business with HP at some time during the past three fiscal years. These business relationships were as a supplier or purchaser of goods or services in the ordinary course of business.

  •
  Each of Mr. Andreessen, Ms. Baldauf and Mr. Banerji, or one of their immediate family members, serves as a non-employee director, trustee or advisory board member for one or more charitable institutions to which HP has made charitable contributions during the previous three fiscal years. Contributions by HP (including employee-matching contributions and discretionary contributions by HP) to each charitable institution other than Stanford Hospital and Clinics did not exceed $100,000 in any of the previous three fiscal years. During fiscal 2010, contributions by HP (including employee-matching contributions and discretionary contributions by HP) to Stanford Hospital and Clinics totaled approximately

    $7,509,000. No such contributions were made to Stanford Hospital and Clinics during fiscal 2009 or fiscal 2011. Mr. Andreessen is a member of the board of directors of Stanford Hospital and Clinics.

              As a result of this review, the Board has determined that, with the exception of Mr. Lane, each current non-employee director, including Mr. Andreessen, Mr. Babbio, Ms. Baldauf, Mr. Banerji, Mr. Gupta, Mr. Hammergren, Mr. Reiner, Ms. Russo, Ms. Senequier, Mr. Thompson and Mr. Whitworth, and each of the members of the Audit Committee, the HR and Compensation Committee and the Nominating and Governance Committee, has no material relationship with HP (either directly or as a partner, stockholder or officer of an organization that has a relationship with HP) and is independent within the meaning of HP's director independence standards. In addition, the Board determined in early 2011 that Mr. Hyatt, Mr. Joyce, Mr. Ryan and Ms. Salhany, each of whom did not stand for election at the 2011 annual meeting of stockholders, were independent directors. The Board has determined that Mr. Lane is not independent because of his role as executive Chairman of the Board, Ms. Livermore is not independent because she was employed as an executive officer of HP in fiscal 2011, and Ms. Whitman is not independent because of her status as President and Chief Executive Officer. Mr. Apotheker, who served as President and Chief Executive Officer and a member of the Board during a portion of fiscal 2011, was not considered to be independent because of his status as President and Chief Executive Officer.

Executive Sessions

              During fiscal 2011, the independent directors met in executive session eight times. Each session was scheduled and chaired by Mr. Lane, who was serving as non-executive Chairman at the time that each session was conducted. Any independent director may request that an additional executive session be scheduled.

Director Nominees

Stockholder Recommendations

              The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations of candidates for membership on the Board as described below under "Identifying and Evaluating Candidates for Directors." In evaluating such recommendations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under "Proposals to be Voted on—Election of Directors—Director Nominee Experience and Qualifications." Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for Board membership and should be addressed to:

Corporate Secretary
Hewlett-Packard Company
3000 Hanover Street
Palo Alto, California 94304
Fax: (650) 857-4837

Stockholder Nominations

              In addition, HP's Bylaws permit stockholders to nominate directors for consideration at an annual stockholder meeting and to solicit proxies in favor of such nominees. For a description of the process for nominating directors in accordance with HP's Bylaws, see "Questions and Answers—Stockholder Proposals, Director Nominations and Related Bylaw Provisions—How may I recommend or nominate individuals to serve as directors?"

Identifying and Evaluating Candidates for Directors

              The Nominating and Governance Committee uses a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee, with the input of the Chairman, regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. Identified candidates are evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder recommendations for candidates for the Board to be included in HP's proxy statement. Following verification of the stockholder status of individuals proposing candidates, recommendations are considered collectively by the Nominating and Governance Committee at a regularly scheduled meeting, which is generally the first or second meeting prior to the issuance of the proxy statement for HP's annual meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms and other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

              HP engages a professional search firm on an ongoing basis to identify and assist the Nominating and Governance Committee in identifying, evaluating and conducting due diligence on potential director nominees. Two of the nominees for director, Ms. Livermore and Mr. Whitworth, joined the Board since the 2011 annual meeting of stockholders. Ms. Livermore was serving as Executive Vice President of HP's former Enterprise Business at the time of her election and was recommended for election by HP's then-serving Chief Executive Officer. Mr. Whitworth was identified by an HP security holder.

Board Policy Regarding Voting for Directors

              HP's Bylaws provide for a majority vote standard in the election of directors. In addition, HP has adopted a policy whereby any incumbent director nominee who receives a greater number of votes "against" his or her election than votes "for" such election will tender his or her resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will recommend to the Board the action to be taken with respect to such offer of resignation.

 Communications with the Board

              Individuals may communicate with the Board by contacting:

Secretary to the Board of Directors
3000 Hanover Street, MS 1050
Palo Alto, California 94304
e-mail: bod@hp.com

              All directors have access to this correspondence. In accordance with instructions from the Board, the Secretary to the Board reviews all correspondence, organizes the communications for review by the Board and posts communications to the full Board or individual directors, as appropriate. HP's independent directors have requested that certain items that are unrelated to the Board's duties, such as spam, junk mail, mass mailings, solicitations, resumes and job inquiries, not be posted.

              Communications that are intended specifically for the lead independent director, the independent directors or the non-employee directors should be sent to the e-mail address or street address noted above, to the attention of the lead independent director.

DIRECTOR COMPENSATION AND STOCK OWNERSHIP GUIDELINES

              Employee directors do not receive any separate compensation for their Board activities. In fiscal 2011, non-employee directors received the compensation described below.

              Each non-employee director serving during fiscal 2011 was entitled to receive an annual cash retainer of $100,000 but could elect to receive an equivalent amount of securities in lieu of the cash retainer. Each non-employee director was also entitled to receive an annual equity retainer of $175,000. The equity retainer is paid at the election of the director either entirely in restricted stock units or half in restricted stock units and half in stock options. Under special circumstances, the securities portion of the annual retainer may be paid in cash, but the only exceptions made during fiscal 2011 involved the payment of cash in lieu of securities to directors who joined the Board near the end of the 2010-2011 Board term. The number of shares subject to the restricted stock unit awards is determined based on the fair market value of HP common stock on the grant date, and the number of shares subject to the stock option awards is determined based on a Black-Scholes option valuation model. Non-employee directors are entitled to receive dividend equivalent units with respect to unvested restricted stock units. Except for certain awards granted to Mr. Lane in fiscal 2011, restricted stock units and stock options generally vest after one year from the date of grant. Non-employee directors may elect to defer any portion of their annual retainer.

              In addition to the annual retainer, non-employee directors who served as chairs of standing committees during fiscal 2011 received a retainer for such service in the amount of $20,000 for the chair of the Audit Committee, $15,000 for the chair of the HR and Compensation Committee, and $10,000 for the chair of the other Board committees. Each non-employee director also received $2,000 for designated Board meetings attended in excess of six per year and $2,000 for each committee meeting attended in excess of six per year.

              Non-employee directors are reimbursed for their expenses in connection with attending Board meetings (including expenses related to spouses when spouses are invited to attend Board events), and non-employee directors may use the company aircraft for travel to and from HP events. Each non-employee director also is eligible to contribute up to $100,000 worth of HP products each year to a school or qualified charity by paying 25% of the list price of those products, with HP contributing the remaining cost.

              On June 10, 2011, the Board elected Ms. Livermore to serve as a member of the Board effective on June 13, 2011. Ms. Livermore was serving as Executive Vice President of HP's former Enterprise Business at the time of her election and continued to serve as an employee of HP for the remainder of fiscal 2011. Therefore, Ms. Livermore did not receive any compensation for her service as a director during fiscal 2011.

Fiscal 2011 Non-Employee Director Compensation

              The following table provides information on compensation for non-employee directors who served during fiscal 2011:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Marc L. Andreessen	28,000	275,037	—	7,298	310,335
Lawrence T. Babbio, Jr.	171,000	87,504	87,258	5,948	351,710
Sari M. Baldauf	154,000	175,009	—	—	329,009
Shumeet Banerji(4)	51,000	275,037	—	—	326,037
Rajiv L. Gupta	158,667	87,504	87,258	22,439	355,868
John H. Hammergren	58,000	275,037	—	15,151	348,188
Raymond J. Lane(5)	18,000	2,187,087	8,443,279	—	10,648,366
Gary M. Reiner(4)	43,000	137,518	137,128	—	317,646
Patricia F. Russo(4)	115,667	175,009	—	—	290,676
Dominique Senequier(4)	33,000	275,037	—	—	308,037
G. Kennedy Thompson	71,333	275,037	—	—	346,370
Margaret C. Whitman(6)	—	—	—	—	—
Joel Z. Hyatt(7)	11,333	—	—	—	11,333
John R. Joyce(7)	41,333	—	—	—	41,333
Robert L. Ryan(7)	48,000	—	—	18,418	66,418
Lucille S. Salhany(7)	50,666	—	—	14,534	65,200

(1)
For purposes of determining director compensation, the term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. Cash amounts included in the table above represent the portion of the annual retainers, committee chair fees and additional meeting fees earned with respect to service during HP's 2011 fiscal year. See "Additional Information about Fees Earned or Paid in Cash in Fiscal 2011" below.

(2)
Represents the grant date fair value of stock options and stock awards granted in fiscal 2011 calculated in accordance with applicable financial accounting standards relating to share based payment awards. For awards of restricted stock units, that amount is calculated by multiplying the closing price of HP's common stock on the date of grant by the number of units awarded. For time-based option awards, that amount is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded. For performance-contingent option awards, that amount is calculated by multiplying the value derived from a combination of a Monte Carlo simulation model and a lattice model as of the date of grant by the number of options awarded. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's Consolidated Financial Statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2011, as filed with the SEC on December 14, 2011. See "Additional Information about Non-Employee Director Equity Awards" below.

(3)
Amounts in this column represent the cost to HP of product donations made on behalf of non-employee directors.

(4)
Mr. Banerji, Mr. Reiner, Ms. Russo, Ms. Senequier and Ms. Whitman were elected to the Board effective January 21, 2011.

(5)
On September 30, 2010, the Board elected Mr. Lane to serve as a director of HP and designated Mr. Lane as non-executive Chairman of the Board effective November 1, 2010, the first day of HP's 2011 fiscal year. In connection therewith, the Board approved an equity retainer that was awarded to Mr. Lane in fiscal 2011 consisting of 45,000 restricted stock units, one-third of which vested on the first anniversary of the date of grant and two-thirds of which will vest on the third anniversary of the date of grant, with any unvested units to be forfeited in the event that Mr. Lane's service as Chairman terminates prior to the full vesting of the award. No other compensation was paid to Mr. Lane for his service on the Board from November 1, 2010 until the 2010-2011 Board term ended on March 23, 2011. For the remainder of fiscal 2011, Mr. Lane received the same compensation paid to other non-employee directors.

On September 22, 2011, the Board designated Mr. Lane to serve as executive Chairman of the Board, effective immediately. In connection therewith, the Board granted Mr. Lane an equity retainer consisting of a non-qualified option to purchase 1,000,000 shares of HP common stock that vests in accordance with the vesting schedule and performance criteria described below:

•
One-third of 200,000 shares will vest, if at all, on each of the first three anniversaries of the option grant date, subject to Mr. Lane's continued service as executive Chairman;

•
400,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the eight-year term of the option: (i) Mr. Lane's continued service as executive Chairman on the first anniversary of the option grant date, and (ii) subject to Mr. Lane's continued service as executive Chairman on such date, the first date following the grant date that the closing price of HP common stock on the NYSE has met or exceeded 120% of the exercise price of the option for at least 20 consecutive trading days; and

•
400,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Mr. Lane's continued service as executive Chairman on the second anniversary of the option grant date, and (ii) subject to Mr. Lane's continued service as executive Chairman on such date, the first date following the grant date that the closing price of HP common stock on the NYSE has met or exceeded 140% of the exercise price of the option for at least 20 consecutive trading days.

(6)
On January 21, 2011, the Board elected Ms. Whitman to serve as a member of the Board effective immediately. On September 22, 2011, the Board elected Ms. Whitman as President and Chief Executive Officer of HP, effective immediately, after which time she continued to serve as a member of the Board but ceased to receive separate compensation for her service as a director. Ms. Whitman's compensation as a non-employee director during the period from January 21, 2011 through September 21, 2011 is reported together with her fiscal 2011 compensation as President and Chief Executive Officer in the executive compensation tables beginning on page 75.

(7)
Mr. Hyatt, Mr. Joyce, Mr. Ryan and Ms. Salhany did not stand for election at HP's 2011 annual meeting of stockholders, and the service of each of them on the Board terminated on March 23, 2011.

Additional Information about Fees Earned or Paid in Cash in Fiscal 2011

              The following table provides additional information about fees earned or paid in cash to non-employee directors in fiscal 2011:

Name	Annual Retainers(1)(2) ($)	Committee Chair/Lead Independent Director Fees(3) ($)	Additional Meeting Fees(4) ($)	Total ($)
Marc L. Andreessen	—	10,000	18,000	28,000
Lawrence T. Babbio, Jr.	100,000	15,000	56,000	171,000
Sari M. Baldauf	100,000	—	54,000	154,000
Shumeet Banerji(5)	23,000	—	28,000	51,000
Rajiv L. Gupta(6)	100,000	6,667	52,000	158,667
John H. Hammergren	—	10,000	48,000	58,000
Raymond J. Lane	—	—	18,000	18,000
Gary M. Reiner(7)	23,000	—	20,000	43,000
Patricia F. Russo(8)	89,667	—	26,000	115,667
Dominique Senequier(9)	23,000	—	10,000	33,000
G. Kennedy Thompson(10)	—	13,333	58,000	71,333
Joel Z. Hyatt(11)	—	3,333	8,000	11,333
John R. Joyce(12)	33,333	—	8,000	41,333
Robert L. Ryan(13)	33,333	6,667	8,000	48,000
Lucille S. Salhany(14)	33,333	3,333	14,000	50,666

(1)
The term of office for directors begins in March and ends the following February, which does not coincide with HP's November through October fiscal year. The dollar amounts shown include cash annual retainers earned for service during the last four months of the March 2010 through February 2011 Board term and cash annual retainers earned for service during the first eight months of the March 2011 through February 2012 Board term.

(2)
Excludes (i) $100,000 paid in equity in lieu of cash for each of Mr. Andreessen, Mr. Hammergren and Mr. Thompson; (ii) $66,667 paid in equity in lieu of cash for each of Mr. Banerji, Mr. Lane, Mr. Reiner, and Ms. Senequier; and (iii) $33,333 paid in equity in lieu of cash for Mr. Hyatt.

(3)
Committee chair fees are calculated based on service during each Board term. The dollar amounts shown include such fees earned for service during the last four months of the March 2010 through February 2011 Board term and fees earned for service during the first eight months of the March 2011 through February 2012 Board term.

(4)
Additional meeting fees are calculated based on the number of designated Board meetings and the number of committee meetings attended during each Board term. The dollar amounts shown include additional meeting fees earned for meetings attended during the last four months of the March 2010 through February 2011 Board term and additional meeting fees earned for meetings attended during the first eight months of the March 2011 through February 2012 Board term.

(5)
Mr. Banerji was elected to the Board effective January 21, 2011. His pro-rated annual retainer for service as a non-employee director from that date until the end of the March 2010 through February 2011 Board term was paid in cash.

(6)
Mr. Gupta was designated as chair of the Nominating and Governance Committee effective March 23, 2011. The $6,667 paid to Mr. Gupta for committee chair fees represents a prorated amount for his service as chair beginning on that date.

(7)
Mr. Reiner was elected to the Board effective January 21, 2011. His pro-rated annual retainer for service as a non-employee director from that date until the end of the March 2010 through February 2011 Board term was paid in cash.

(8)
Ms. Russo was elected to the Board effective January 21, 2011. Her pro-rated annual retainer for service as a non-employee director from that date until the end of the March 2010 through February 2011 Board term was paid in cash.

(9)
Ms. Senequier was elected to the Board effective January 21, 2011. Her pro-rated annual retainer for service as a non-employee director from that date until the end of the March 2010 through February 2011 Board term was paid in cash.

(10)
Mr. Thompson was designated as chair of the Audit Committee effective March 23, 2011. The $13,333 paid to Mr. Thompson for committee chair fees represents a prorated amount for his service as chair of that committee beginning on that date.

(11)
Mr. Hyatt did not stand for election at HP's 2011 annual meeting of stockholders, and his service on the Board terminated on March 23, 2011. The $3,333 paid to Mr. Hyatt for committee chair fees represents a prorated amount paid for his service as chair of the former Public Policy Committee from the beginning of fiscal 2011 until the termination of his service on the Board.

(12)
Mr. Joyce did not stand for election at HP's 2011 annual meeting of stockholders, and his service on the Board terminated on March 23, 2011.

(13)
Mr. Ryan did not stand for election at HP's 2011 annual meeting of stockholders, and his service on the Board terminated on March 23, 2011. The $6,667 paid to Mr. Ryan for committee chair fees represents a prorated amount paid for his service as chair of the Audit Committee from the beginning of fiscal 2011 until the termination of his service on the Board.

(14)
Ms. Salhany did not stand for election at HP's 2011 annual meeting of stockholders, and her service on the Board terminated on March 23, 2011. The $3,333 paid to Ms. Salhany for committee chair fees represents a prorated amount paid for her service as chair of the Nominating and Governance Committee from the beginning of fiscal 2011 until the termination of her service on the Board.

Additional Information about Non-Employee Director Equity Awards

              The following table provides additional information about non-employee director equity awards, including the stock awards and option awards made to non-employee directors during fiscal 2011, the grant date fair value of each of those awards and the number of stock awards and option awards outstanding as of the end of fiscal 2011:

Name	Stock Awards Granted During Fiscal 2011 (#)	Option Awards Granted During Fiscal 2011 (#)	Grant Date Fair Value of Stock and Option Awards Granted During Fiscal 2011(1) ($)	Stock Awards Outstanding at Fiscal Year End(2) (#)	Option Awards Outstanding at Fiscal Year End (#)
Marc L. Andreessen	6,786	—	275,037	6,843	—
Lawrence T. Babbio, Jr.	2,159	8,234	174,762	2,178	60,295
Sari M. Baldauf	4,318	—	175,009	4,355	18,708
Shumeet Banerji	6,786	—	275,037	6,843	—
Rajiv L. Gupta	2,159	8,234	174,762	2,178	14,411
John H. Hammergren	6,786	—	275,037	6,843	45,780
Raymond J. Lane	51,786	1,000,000	10,630,366	52,391	1,000,000
Gary M. Reiner	3,393	12,940	274,646	3,422	12,940
Patricia F. Russo	4,318	—	175,009	4,355	—
Dominique Senequier	6,786	—	275,037	6,843	—
G. Kennedy Thompson	6,786	—	275,037	6,843	8,364
Joel Z. Hyatt(3)	—	—	—	—	—
John R. Joyce(3)	—	—	—	—	—
Robert L. Ryan(3)	—	—	—	—	—
Lucille S. Salhany(3)	—	—	—	—	38,885

(1)
Represents the grant date fair value of stock options and stock awards granted in fiscal 2011 calculated in accordance with applicable financial accounting standards. For awards of restricted stock units, that number is calculated by multiplying the closing price of HP's common stock on the date of grant by the number of units awarded. For option awards, that amount is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded.

(2)
Includes dividend equivalent units paid with respect to outstanding awards of restricted stock units during fiscal 2011.

(3)
Mr. Hyatt, Mr. Joyce, Mr. Ryan and Ms. Salhany did not receive any equity awards during fiscal 2011.

Non-Employee Director Stock Ownership Guidelines

              Under HP's stock ownership guidelines, non-employee directors are required to accumulate within five years of election to the Board shares of HP common stock equal in value to at least five times the amount of their annual cash retainer. Shares counted toward these guidelines include any shares held by the director directly or indirectly, including deferred vested awards.

              All non-employee directors with more than five years of service have met HP's stock ownership guidelines. See "Common Stock Ownership of Certain Beneficial Owners and Management."

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

              HP's Bylaws fix the current number of directors at 14. Directors Lawrence T. Babbio, Jr., Sari M. Baldauf and Dominique Senequier are not nominees for election at the meeting. On the recommendation of the Nominating and Governance Committee, the Board has nominated the 11 persons named below for election as directors this year, each to serve for a one-year term or until the director's successor is elected and qualified. The Board has also reduced the number of directors to 11 effective immediately prior to the commencement of the meeting.

Director Nominee Experience and Qualifications

              The Board annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Board believes that its members should possess a variety of skills, professional experience, and backgrounds in order to effectively oversee our business. In addition, the Board believes that each director should possess certain attributes, as reflected in the Board's membership criteria described below.

              HP's Corporate Governance Guidelines contain the current Board membership criteria that apply to nominees recommended for a position on the Board. Under those criteria, members of the Board should have the highest professional and personal ethics and values, consistent with longstanding HP values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public service. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders of HP. Although the Board uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees.

              The Board believes that all the nominees named below are highly qualified and have the skills and experience required for effective service on the Board. The nominees' individual biographies below contain information about their experience, qualifications and skills that led the Board to nominate them.

              All of the nominees have indicated to HP that they will be available to serve as directors. In the event that any nominee should become unavailable, the proxy holders, Margaret C. Whitman, Catherine A. Lesjak and Paul T. Porrini, will vote for a nominee or nominees designated by the Board.

              All of the nominees except Ann M. Livermore and Ralph V. Whitworth have served as directors since the last annual meeting. Ms. Livermore was elected by the Board to serve as a director effective June 13, 2011, and Mr. Whitworth was elected by the Board to serve as a director effective November 17, 2011.

              Mr. Whitworth was elected to the Board and appointed to the Finance and Investment Committee and the HR and Compensation Committee of the Board pursuant to the terms of a letter agreement (the "Letter Agreement") with Relational Investors LLC ("Relational") and certain affiliates of Relational, including Mr. Whitworth (collectively, the "Relational Group"), pursuant to which HP has agreed that the Board will nominate and support Mr. Whitworth for election as a director at the 2012 and 2013 annual meetings of HP stockholders, provided that the Relational Group continues to hold no less than 0.5% of HP's then-outstanding common stock. During the term of the Letter Agreement, Relational and its affiliates will vote in favor of the election of each nominee to the Board that has been nominated by the Board and vote in accordance with the Board's recommendation on any proposal or other stockholder vote on any other matter. The Letter Agreement also contains standstill provisions, including, among others, that no member of the Relational Group will: (i) make, participate in or encourage a solicitation of proxies; (ii) initiate or encourage any stockholder proposals; (iii) seek, alone or in concert with others, to call or to request the calling of a special meeting of HP stockholders; (iv) seek representation on, or nominate any candidate for, the Board (other than Mr. Whitworth) or seek the removal of any member of the Board or a change in the composition or size of the Board; (v) act alone or in concert with others to control or influence or seek to control or influence the management, Board, operations or policies of HP; (vi) participate in, or take any action pursuant to, any "stockholder access" proposal; (vii) own or seek to own more than 9.9% of the outstanding Voting Securities (as such term is defined in the Letter Agreement) of HP; or (viii) seek, propose or make any statement with respect to any business combination or other extraordinary transaction involving HP. The Letter Agreement will terminate on the date that is the earlier of (a) 30 days prior to the last day of the notice period specified in HP's advance notice bylaw related to nominations of directors at HP's 2014 annual meeting of stockholders or (b) the one-year anniversary of the first day that Mr. Whitworth is no longer a member of the Board without having had submitted his resignation from the Board as a result of the Relational Group holding less than 0.5% of HP's then-outstanding shares of common stock or a breach of the Letter Agreement by any member of the Relational Group.

              There are no family relationships among our executive officers and directors.

              Our Board recommends a vote FOR the election to the Board of the each of the following nominees.

Marc L. Andreessen Director since 2009 Age 40	Mr. Andreessen is a co-founder of AH Capital Management, LLC, doing business as Andreessen Horowitz, a venture capital firm founded in July 2009. From 1999 to July 2007, Mr. Andreessen served as Chairman of Opsware, Inc., a software company that he co-founded. From March 1999 to September 1999, Mr. Andreessen served as Chief Technology Officer of America Online, Inc., a software company. Mr. Andreessen co-founded Netscape Communications Corporation, a software company, and served in various positions, including Chief Technology Officer and Executive Vice President of Products from 1994 to 1999. Mr. Andreessen also is a director of eBay Inc. and several private companies.

Mr. Andreessen brings to the Board extensive experience as an Internet entrepreneur. Mr. Andreessen also is a recognized industry expert and visionary in the IT industry. In addition, he has extensive leadership, consumer industry and technical expertise through his positions at Netscape, America Online and Opsware and his service on the boards of public and private technology companies. He has also gained valuable experience serving on the boards of both public and private companies.
Shumeet Banerji Director since 2011 Age 52
Mr. Banerji has served as Chief Executive Officer of Booz & Company, a consulting company, since July 2008. Previously, Mr. Banerji served in multiple roles at Booz Allen Hamilton, a consulting company and predecessor to Booz & Company, while based in offices in North America, Asia and Europe, including President of the Worldwide Commercial Business from February 2008 to July 2008, Managing Director, Europe from February 2007 to February 2008 and Managing Director, United Kingdom from 2003 to March 2007. Earlier in his career, Mr. Banerji was a member of the faculty at the University of Chicago Graduate School of Business.

Mr. Banerji brings to the Board a robust understanding of the issues facing companies and governments in both mature and emerging markets around the world through his nearly two decades of work with Booz & Company. In particular, Mr. Banerji brings valuable experience in addressing issues ranging from corporate strategy, organizational structure, governance, transformational change, operational performance improvement and merger integration.

Rajiv L. Gupta Director since 2009 Age 66	Mr. Gupta has served as Lead Independent Director of the Board since November 2011. Mr. Gupta has served as Chairman of Avantor Performance Materials, a manufacturer of chemistries and materials, since August 2011 and as Senior Advisor to New Mountain Capital, LLC, a private equity firm, since July 2009. Previously, Mr. Gupta served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to April 2009. Mr. Gupta occupied various other positions at Rohm and Haas since joining the company in 1971, including Vice Chairman from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta also is a director of Delphi Automotive PLC, Tyco International Ltd., The Vanguard Group and several private companies.

Mr. Gupta brings to the Board extensive experience in executive leadership at a large global company, international management experience, and venture capital investment experience. From his nearly ten years as Chairman and Chief Executive Officer of Rohm and Haas, Mr. Gupta has a strong operational and strategic background with significant experience in manufacturing and sales. He also brings public company governance experience as a member or chair of boards and board committees of other public and private companies.
John H. Hammergren Director since 2005 Age 52
Mr. Hammergren has served as Chairman of McKesson Corporation, a healthcare services and information technology company, since 2002. Mr. Hammergren joined McKesson in 1996 and held a number of management positions before becoming President and Chief Executive Officer in 2001. Mr. Hammergren also is a former director of Nadro, S.A. de C.V. (Mexico).

Mr. Hammergren brings to the Board nearly 30 years of business and leadership experience in the healthcare industry. As a Chairman and Chief Executive Officer of a large global company, Mr. Hammergren brings a wealth of complex management, worldwide operational and financial expertise. He also brings in-depth knowledge of the opportunities and challenges facing global companies.
Raymond J. Lane Director since 2010 Age 65
Mr. Lane was appointed executive Chairman in September 2011 after having served as HP's non-executive Chairman since November 2010. Mr. Lane has served as Managing Partner of Kleiner Perkins Caufield & Byers, a private equity firm, since 2000. Prior to joining Kleiner Perkins, Mr. Lane was President and Chief Operating Officer and a director of Oracle Corporation, a software company. Before joining Oracle in 1992, Mr. Lane was a senior partner of Booz Allen Hamilton, a consulting company. Prior to Booz Allen Hamilton, Mr. Lane served as a division vice president with Electronic Data Systems Corporation, an IT services company that HP acquired in August 2008. Mr. Lane is a director of several private companies and is a former director of Quest Software, Inc.

Mr. Lane brings to the Board significant experience as an early-stage venture capital investor, principally in the information technology industry, through his position as Managing Partner of Kleiner Perkins. In addition, having served as President and Chief Operating Officer of Oracle, Mr. Lane has experience in worldwide operations, management and the development of corporate strategy. He has also gained valuable experience serving in board leadership roles for many public and private companies.
Ann M. Livermore Director since 2011 Age 53
Ms. Livermore served as Executive Vice President of the former HP Enterprise Business from 2004 until June 2011 and has served in a transitional role since then. Prior to that, Ms. Livermore served in various other positions with HP in marketing, sales, research and development, and business management since joining the company in 1982. Ms. Livermore also is a director of United Parcel Service, Inc.

Ms. Livermore brings to the Board extensive experience in senior leadership positions at HP. In addition, through her nearly 30 years at HP, Ms. Livermore has vast knowledge and experience in the areas of technology, marketing, sales, research and development and business management, as well as extensive knowledge of enterprise customers and their IT needs. Ms. Livermore also brings public company governance experience from her service on another public company board.
Gary M. Reiner Director since 2011 Age 57
Mr. Reiner has served as Special Advisor at General Atlantic, a private equity firm, since September 2010. Previously, Mr. Reiner served as Senior Vice President and Chief Information Officer at General Electric Company, a technology, media and financial services company, from 1996 until March 2010. Mr. Reiner previously held other executive positions with GE since joining the company in 1991. Earlier in his career, Mr. Reiner was a partner at Boston Consulting Group where he focused on strategic and process issues for technology businesses. Mr. Reiner also is a director of Genpact Limited.

Mr. Reiner brings to the Board deep insight into how IT can help global companies succeed through his many years of experience as Chief Information Officer at GE. From his other positions at GE and his prior experience with Boston Consulting Group, he also brings decades of experience driving corporate strategy, information technology and best practices across complex organizations. In addition, Mr. Reiner brings recent experience in private equity investing focusing on the IT industry.

Patricia F. Russo Director since 2011 Age 59	Ms. Russo served as Chief Executive Officer of Alcatel-Lucent, a communications company, from December 2006 to September 2008. Previously, she served as Chairman of Lucent Technologies Inc., a communications company, from 2003 to November 2006 and Chief Executive Officer and President of Lucent from 2002 to November 2006. Ms. Russo also is a director of Alcoa, Inc., General Motors Company, KKR Management LLC (the managing partner of KKR & Co., L.P.) and Merck & Co., Inc. Ms. Russo served as a director of Schering-Plough Corporation from 1995 until its merger with Merck in 2009.

Ms. Russo brings to the Board extensive global business experience, a broad understanding of the technology industry, strong management skills and operational expertise through her positions with Alcatel-Lucent and Lucent Technologies. In those positions, she dealt with a wide range of issues including mergers and acquisitions and business restructurings as she led Lucent's recovery through a severe industry downturn and later a merger with Alcatel. Ms. Russo also brings public company governance experience as a member of boards and board committees of other public companies.
G. Kennedy Thompson Director since 2006 Age 61
Mr. Thompson has been a principal of Aquiline Capital Partners LLC, a private equity firm, since November 2011 after having served as Senior Advisor to Aquiline from May 2009 until November 2011. Previously, Mr. Thompson served as Chairman of Wachovia Corporation, a financial services company, from 2003 until June 2008. Mr. Thompson also served as Chief Executive Officer of Wachovia, formerly First Union Corporation, from 2000 until June 2008 and as President from 1999 until June 2008. Previously, Mr. Thompson served as Chairman of First Union for a portion of 2001, Vice Chairman of First Union from 1998 to 1999, and Executive Vice President of First Union from 1996 to 1998. Mr. Thompson also is a director of BNC Bancorp.

Mr. Thompson brings to the Board broad business skills and experience, executive leadership expertise, organizational and operational management skills, and knowledge of complex global business and financial matters, having served as Chairman, Chief Executive Officer and President of a global financial services company. Mr. Thompson also brings to the Board recent experience in private equity capital investing focusing on the financial services industry.

Margaret C. Whitman Director since 2011 Age 55	Ms. Whitman has served as President and Chief Executive Officer of HP since September 2011 and as a member of the Board since January 2011. From March 2011 to September 2011, Ms. Whitman served as a part-time strategic advisor to Kleiner Perkins Caulfield & Byers, a private equity firm. Previously, Ms. Whitman served as President and Chief Executive Officer of eBay Inc. from 1998 to March 2008. Prior to joining eBay, Ms. Whitman held executive-level positions at Hasbro Inc., a toy company, FTD, Inc., a floral products company, The Stride Rite Corporation, a footwear company, The Walt Disney Company, an entertainment company, and Bain & Company, a consulting company. Ms. Whitman also serves as a director of The Procter & Gamble Company and Zipcar, Inc. and is a former director of DreamWorks Animation SKG, Inc.

Ms. Whitman brings to the Board unique experience in developing transformative business models, building global brands and driving sustained growth and expansion through her ten years as President and Chief Executive Officer of eBay. From her previous executive positions with other large public companies, she also brings strong operational and strategic expertise. In addition, Ms. Whitman brings public company governance experience having previously served as a member of boards and board committees of other public companies.
Ralph V. Whitworth Director since 2011 Age 56
Mr. Whitworth has been a principal of Relational Investors LLC, a registered investment advisor, since 1996. He also is a former director of Genzyme Corporation, Sovereign Bancorp, Inc., Sprint Nextel Corporation and seven other public companies.

Mr. Whitworth brings to the Board expertise in corporate governance and extensive experience having previously served as a director of ten public companies. His various governance-related activities include presenting his views before the United States Congress, the SEC, the New York Stock Exchange Board and the New York Federal Reserve on corporate governance and stockholder rights matters. Mr. Whitworth also has experience in finance, investments and acquisitions from his twenty years of corporate board activities.

Vote Required

              Each director nominee who receives more "FOR" votes than "AGAINST" votes representing shares of HP common stock present in person or represented by proxy and entitled to be voted at the annual meeting will be elected.

              If you sign your proxy or voting instruction card but do not give instructions with respect to voting for directors, your shares will be voted for the 11 persons recommended by the Board. If you wish to give specific instructions with respect to voting for directors, you may do so by indicating your instructions on your proxy or voting instruction card.

              You may cumulate your votes in favor of one or more of the director nominees. If you wish to cumulate your votes, you will need to indicate explicitly your intent to cumulate your votes among the 11 persons who will be voted upon at the annual meeting. See "Questions and Answers—Voting

Information—Is cumulative voting permitted for the election of directors?" for further information about how to cumulate your votes. Margaret C. Whitman, Catherine A. Lesjak and Paul T. Porrini, as proxy holders, reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable nominees in their sole discretion, except that a stockholder's votes will not be cast for a nominee as to whom such stockholder instructs that such votes be cast "AGAINST" or "ABSTAIN."

              If an incumbent director nominee receives a greater number of votes against his or her election than votes for such election, he or she is required to tender his or her resignation for consideration by the Nominating and Governance Committee in accordance with Section V of HP's Corporate Governance Guidelines and as described under "Corporate Governance Principles and Board Matters—Board Policy Regarding Voting for Directors."

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              The Audit Committee of the Board has appointed Ernst & Young LLP as the independent registered public accounting firm to audit HP's consolidated financial statements for the fiscal year ending October 31, 2012. During fiscal 2011, Ernst & Young LLP served as HP's independent registered public accounting firm and also provided certain other audit-related and tax services. See "Principal Accountant Fees and Services" on page 93. Representatives of Ernst & Young LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Vote Required

              Ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2012 fiscal year requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted at the meeting. If the appointment is not ratified, the Board will consider whether it should select another independent registered public accounting firm.

Recommendation of the Board of Directors

              Our Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as HP's independent registered public accounting firm for the 2012 fiscal year.

 PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

              In accordance with SEC rules, HP stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement.

              HP has a "pay-for-performance" philosophy that forms the foundation of all decisions regarding compensation of HP's named executive officers. Please refer to "Executive Compensation—Compensation Discussion and Analysis—Executive Summary" for an overview of the compensation of HP's named executive officers.

              HP stockholders did not approve HP's executive compensation at HP's 2011 annual meeting of stockholders. During fiscal 2011, we engaged in substantial ongoing discussions with institutional investors to gather feedback. Those discussions, which included meetings between our senior management and over 200 investment firms and institutional stockholders, included topics such as corporate governance, CEO compensation, discretionary payments, compensation disclosure, equity award vesting periods, severance arrangements, capital allocation, board composition, talent management and succession planning, among others. These meetings occurred over the course of the entire fiscal year, varied in length and were conducted via teleconference and in person. HP participants varied and included our Chief Executive Officer, our Chief Financial Officer, our Chairman of the Board, other directors, various business unit leaders, representatives of Investor Relations, Human Resources and Legal, and other senior leaders. Subsequent to those discussions, the HR and Compensation Committee adopted the following changes to HP's executive compensation program to address the concerns of stockholders:

  •
  We will target the compensation of our executives within a competitive range of the market median, provided performance goals are met;

  •
  We have restructured our incentive compensation programs to limit the use of discretion in pay decisions and have provided more detailed disclosure about the rationale for our pay decisions;

  •
  We have redesigned our annual incentive plan, the Hewlett-Packard Company 2005 Pay-for-Results Plan, to reinforce an even stronger and more transparent linkage between incentive compensation earned and clearly defined and quantifiable financial and non-financial metrics;

  •
  We are disclosing more detailed information about historical performance targets, actual performance against targets, and payouts under our annual incentive plan;

  •
  We have made significant changes to the structure and design of our CEO's compensation, which have resulted in Ms. Whitman receiving a compensation package that is strongly performance-based and positioned below the peer group median. The package includes:

    •
    an annual salary of $1 per year; no guaranteed payout under any incentive compensation plan;

    •
    an award of stock options, more than 80% of which will vest only upon the achievement of pre-determined stock price appreciation goals; and

      •
      other compensation and benefits, including severance benefits, that are consistent with the compensation and benefits provided to other senior executives;

  •
  We are no longer providing tax gross-ups for Section 16 officers except for gross-ups on relocation benefits, which are generally available to most employees for assignments requested and initiated by HP;

  •
  We have adopted amendments to our Severance Plan for Executive Officers to bring the benefits provided under the plan closer in line with current market practice and to reduce the need for individual agreements and the use of discretion in determining severance plan benefits; and

  •
  We have increased our efforts to review and analyze the availability and readiness of future leadership talent, and we have shifted our people strategy to focus on developing our internal talent to minimize the need to go outside for talent.

Please refer to "Executive Compensation—Compensation Discussion and Analysis—Executive Summary—2011 Advisory Vote on Executive Compensation" for a more complete summary of these changes and their respective effective or implementation dates.

              In addition to the changes summarized above, we are maintaining our existing compensation practices that represent strong corporate governance, including the following:

  •
  An independent compensation consultant and independent counsel who report directly to the HR and Compensation Committee and provide no other services to HP;

  •
  Significant stock ownership guidelines that align executives' interests with those of stockholders;

  •
  No tax gross-ups provided on income associated with the personal use of corporate aircraft or on payments made in connection with a change of control;

  •
  No special or supplemental pension, health or death benefits for executives;

  •
  A "clawback" policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results;

  •
  An annual risk assessment of HP's pay practices;

  •
  Compensation policies and practices designed to discourage excessive risk-taking, including the assessment of performance across multiple dimensions and metrics, the use of multi-year performance periods, and the adoption of stock ownership guidelines and a "clawback" policy; and

  •
  An annual stockholder advisory vote on executive compensation.

              We believe that the changes summarized above, together with our existing compensation practices, have addressed the concerns of many of our stockholders and have resulted in a compensation program deserving of stockholder support. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this proxy statement, which disclosures include the disclosures under "Executive Compensation—Compensation Discussion and Analysis," the compensation tables and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

              This vote is advisory and therefore not binding on HP, the HR and Compensation Committee of the Board, or the Board. The Board and the HR and Compensation Committee value the opinions of HP stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider those stockholders' concerns, and the HR and Compensation Committee will evaluate whether any actions are necessary to address those concerns. HP currently conducts annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at HP's 2013 annual meeting of stockholders.

Vote Required

              The affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting is required for advisory approval of this proposal.

Recommendation of the Board of Directors

              Our Board recommends a vote FOR the approval of the compensation of HP's named executive officers, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion following such compensation tables, and the other related disclosures in this proxy statement.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL ENTITLED "EXECUTIVES TO RETAIN SIGNIFICANT STOCK"

              HP has received a stockholder proposal from John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA, 90278. The proponent has requested that HP include the following proposal and supporting statement in its proxy statement for the 2012 annual meeting of stockholders, and, if properly presented, this proposal will be voted on at the annual meeting. Mr. Chevedden beneficially owns 80 shares of HP common stock. The stockholder proposal is quoted verbatim in italics below.

              HP does not support the adoption of the resolution proposed below and asks stockholders to consider HP's response, which follows the stockholder proposal.

STOCKHOLDER PROPOSAL

4–Executives To Retain Significant Stock

RESOLVED, Shareholders urge that our executive pay committee adopt a policy requiring that senior executives retain a significant percentage of stock acquired through equity pay programs until one-year following the termination of their employment and to report to shareholders regarding this policy before our next annual shareholder meeting.

Shareholders recommend that our executive pay committee adopt a percentage of 50% of net after-tax stock. The policy shall apply to future grants and awards of equity pay and should address the permissibility of transactions such as hedging transactions which are not sales but reduce the risk of loss to executives.

As a minimum this proposal asks for a retention policy going forward, although the preference is for immediate implementation to the fullest extent possible.

A Conference Board Task Force report on executive pay stated that at least hold-to-retirement requirements give executives "an ever-growing incentive to focus on long-term stock price performance."

The merit of this proposal should also be considered in the context of the need for additional improvement in our company's 2011 reported corporate governance status:

The Corporate Library (TCL) http://www.thecorporatelibrary.com, an independent research firm, rated our company "D," with "Very High Concern" in executive pay" and "High" in Governance Risk Assessment.

Our other named executive officers were all given discretionary bonuses of $1.6 million. Discretionary bonuses undermine pay-for-performance. This suggested that our executive pay practices were not aligned with shareholder interests.

The directors of HP, a stumbling Silicon Valley giant, were accused of serial ineptitude spanning the appointment and dismissal of Carly Fiorina, the firing of Mark Hurd, and the selection of Léo Apotheker. Source: "The Doofus Factor," The Economist, September 17, 2011.

The Economist said the tech world has endlessly debated what went wrong with HP. Is it HP's dysfunctional board (which the eloquent Thomas Perkins described as "the worst board in the history of business")? Apparently HP hired Apotheker without his ever meeting the full board. The tendency to hire CEOs who have done well elsewhere is most common among firms "with busy and inattentive boards."

Margaret Whitman made a fortune by taking eBay public. But Whitman flagged badly as eBay grew into a mature business—as it became more like HP. She also failed when she tried to translate her corporate celebrity into a political career. She lost miserably despite spending $100 million of her own money.

It is not clear that someone who comes from a consumer-internet background like Whitman is an ideal successor at a company that does a lot of business with other corporations.

The corporate Library reported that Director Lawrence Babbio received 38% in negative votes. And directors Kennedy Thompson and Sari Baldauf each received 22% in negative votes. Yet these three directors occupied almost half of the seats on our most important board committees.

Please encourage our board to respond positively to this proposal to help turnaround the above type practices:

Executives To Retain Significant Stock–Yes on 4.

BOARD STATEMENT IN OPPOSITION TO STOCKHOLDER PROPOSAL

              The Board recommends a vote against this proposal because it is unnecessary and not in the best interests of our stockholders.

              We have adopted stock ownership guidelines and other compensation policies to ensure that our executives are focused on HP's long-term success and that their interests are aligned with those of our stockholders. The guidelines provide that, within five years of joining HP, the CEO should attain an investment position in HP's stock equal to five times her base salary and all other Section 16 officers should attain an investment position equal to three times their base salary. Since Ms. Whitman's salary as CEO is $1, we use a "notional" salary of $1.2 million, which is a competitive salary for a CEO in our peer group, to calculate Ms. Whitman's ownership requirement, thereby requiring her to hold $6 million in shares. Executives have five years to reach compliance. All Section 16 officers are in compliance with these guidelines. In addition, no Section 16 officer is engaged in any transaction involving derivatives designed to hedge against the market risk associated with ownership of HP shares. Accordingly, we believe that our stock ownership guidelines have effectively promoted significant stock ownership by our senior executives.

              In addition, in order to be successful, we must attract and retain qualified senior executives. In order to do so in a competitive marketplace, we must provide a competitive compensation package, including equity compensation. Imposing post-employment holding requirements could limit our ability to attract and retain executives or require us to compensate executives in other less effective ways to remain competitive. We believe that it is in the best interests of our stockholders that we retain the flexibility to establish executive compensation programs that are competitive in attracting and retaining executives who can best drive long-term stockholder value.

              Finally, for some of our senior executives, HP's stock makes up a substantial portion of their net worth. These executives may have a legitimate need to diversify their portfolios. In addition, requiring executives to retain stock beyond termination could motivate executives to leave HP earlier than they otherwise would have in order to diversify their portfolios and realize the value of their equity compensation. We believe our stock ownership guidelines strike the right balance between ensuring that our executives own significant amounts of HP stock while allowing them the flexibility to effectively manage their personal financial affairs.

              For the foregoing reasons, the Board believes that HP's existing stock ownership guidelines and other compensation policies effectively facilitate significant stock ownership by HP executives and that establishing post-termination holding requirements would not be in the best interests of HP stockholders. Accordingly, the Board recommends that you vote AGAINST this proposal.

 Vote Required

              Approval of this stockholder proposal requires the affirmative vote of a majority of the shares of HP common stock present in person or represented by proxy and entitled to be voted on the proposal at the annual meeting.

Recommendation of the Board of Directors

              Our Board recommends a vote AGAINST this proposal.

COMMON STOCK OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

              The following table sets forth information as of December 31, 2011 concerning beneficial ownership by:

  •
  HP directors and nominees,

  •
  each of the named executive officers listed in the Summary Compensation Table on page 75, and

  •
  all directors and HP executive officers as a group.

              The information provided in the table is based on HP's records, information filed with the SEC and information provided to HP, except where otherwise noted.

              The number of shares beneficially owned by each entity or individual is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual has the right to acquire as of February 29, 2012 (60 days after December 31, 2011) through the exercise of any stock options, through the vesting of restricted stock units ("RSUs") payable in shares, or upon the exercise of other rights. Beneficial ownership excludes options or other rights vesting after February 29, 2012 and any RSUs vesting on or before February 29, 2012 that may be payable in cash or shares at HP's election. Unless otherwise indicated, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table.

 BENEFICIAL OWNERSHIP TABLE

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Marc L. Andreessen	7,563	*
Lawrence T. Babbio, Jr.(1)	92,720	*
Sari M. Baldauf(2)	39,138	*
Shumeet Banerji	0	*
Rajiv L. Gupta(3)	18,749	*
John H. Hammergren(4)	63,821	*
Raymond J. Lane	15,183	*
Ann M. Livermore(5)	1,048,188	*
Gary M. Reiner	0	*
Patricia F. Russo	0	*
Dominique Senequier	0	*
G. Kennedy Thompson(6)	30,150	*
Margaret C. Whitman(7)	66	*
Ralph V. Whitworth(8)	17,251,400	*
Catherine A. Lesjak(9)	177,542	*
R. Todd Bradley(10)	337,232	*
Vyomesh I. Joshi(11)	1,477,678	*
Léo Apotheker(12)	91,114	*
Shane V. Robison(13)	119,111	*
All current executive officers and directors as a group (28 persons)(14)	21,334,232	1.0%

*
Represents holdings of less than 1%.

(1)
Includes 52,061 shares that Mr. Babbio has the right to acquire by exercise of stock options.

(2)
Includes 18,708 shares that Ms. Baldauf has the right to acquire by exercise of stock options.

(3)
Includes 6,177 shares that Mr. Gupta has the right to acquire by exercise of stock options.

(4)
Includes 18,041 shares that Mr. Hammergren holds indirectly through a trust and 45,780 shares that Mr. Hammergren has the right to acquire by exercise of stock options.

(5)
Includes 4,064 shares held by Ms. Livermore in the HP 401(k) plan, 72,561 shares that Ms. Livermore holds indirectly through a trust with her spouse, and 940,000 shares that Ms. Livermore has the right to acquire by exercise of stock options.

(6)
Includes 8,364 shares that Mr. Thompson has the right to acquire by exercise of stock options.

(7)
Represents shares held by Ms. Whitman indirectly through a trust.

(8)
Mr. Whitworth is a principal of Relational Investors LLC ("RILLC"). RILLC is the record owner of 200 shares and the sole general partner, or the sole managing member of the general partner, of Relational Investors, L.P., Relational Fund Partners, L.P., Relational Coast Partners, L.P., RH Fund 1, L.P., RH Fund 6, L.P., Relational Investors VIII, L.P., Relational Investors IX, L.P., Relational Investors X, L.P., Relational Investors XV, L.P., Relational Investors XVI, L.P., Relational Investors XX, L.P., Relational Investors XXII, L.P., Relational Investors XXIII, L.P., and Relational Investors Alpha Fund I, L.P. These limited partnerships own an aggregate of 12,479,482 shares. An additional 4,771,718 shares are held in accounts managed by RILLC. Mr. Whitworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

(9)
Includes 306 shares held by Ms. Lesjak's spouse, 22,746 shares held indirectly by Ms. Lesjak with her spouse, and 135,000 shares that Ms. Lesjak has the right to acquire by exercise of stock options.

(10)
Includes 200,000 shares that Mr. Bradley has the right to acquire by exercise of stock options.

(11)
Includes an aggregate of 281,539 shares that Mr. Joshi holds indirectly through two living trusts, an aggregate of 28,760 shares that Mr. Joshi holds indirectly through two grantor retained annuity trusts, and 1,140,000 shares that Mr. Joshi has the right to acquire by exercise of stock options.

(12)
Mr. Apotheker terminated as President and Chief Executive Officer of HP and resigned as a member of the Board effective September 22, 2011. The information reported for Mr. Apotheker is based on information available to HP as of his termination date and may not reflect current beneficial ownership.

(13)
Includes 81,611 shares that Mr. Robison holds indirectly through a trust and 37,500 shares that Mr. Robison has the right to acquire by exercise of stock options. Mr. Robison terminated as Executive Vice President and Chief Strategy and Technology Officer effective November 1, 2011. The information reported for Mr. Robison is based on information available to HP as of his termination date and may not reflect current beneficial ownership.

(14)
Includes 3,029,028 shares that current executive officers and directors have the right to acquire.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

              Section 16(a) of the Exchange Act, requires our directors, executive officers and holders of more than 10% of HP common stock to file reports with the SEC regarding their ownership and changes in ownership of our securities. HP believes that, during fiscal 2011, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, except for the inadvertent under-reporting (since corrected) of shares of common stock held by each of Léo Apotheker, David A. Donatelli, William L. Veghte and Jan Zadak when reporting the shares of common stock held by such persons on their respective initial statements of beneficial ownership on Form 3. In making these statements, HP has relied upon an examination of the copies of Forms 3, 4, and 5, and amendments thereto, and the written representations of its directors, executive officers and 10% stockholders.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transaction Policies and Procedures

              HP has adopted a written policy for approval of transactions between HP and its directors, director nominees, executive officers, beneficial owners of more than 5% of HP's common stock, and their respective immediate family members where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

              The policy provides that the Nominating and Governance Committee reviews certain transactions subject to the policy and decides whether or not to approve or ratify those transactions. In doing so, the Nominating and Governance Committee determines whether the transaction is in the best interests of HP. In making that determination, the Nominating and Governance Committee takes into account, among other factors it deems appropriate:

  •
  The extent of the related person's interest in the transaction;

  •
  Whether the transaction is on terms generally available to an unaffiliated third party under the same or similar circumstances;

  •
  The benefits to HP;

  •
  The impact or potential impact on a director's independence in the event the related party is a director, an immediately family member of a director or an entity in which a director is a partner, 10% stockholder or executive officer;

  •
  The availability of other sources for comparable products or services; and

  •
  The terms of the transaction.

              The Nominating and Governance Committee has delegated authority to the chair of the Nominating and Governance Committee to pre-approve or ratify transactions where the aggregate amount involved is expected to be less than $1 million. A summary of any new transactions pre-approved by the chair is provided to the full Nominating and Governance Committee for its review at each of the committee's regularly scheduled meetings.

              The Nominating and Governance Committee has adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include:

    1.
    Compensation of executive officers that is excluded from reporting under SEC rules where HP's HR and Compensation Committee approved (or recommended that the Board approve) such compensation;

    2.
    Director compensation;

    3.
    Transactions with another company with a value that does not exceed the greater of $1 million or 2% of the other company's annual revenues, where the related person has an interest only as an employee (other than executive officer), director or beneficial holder of less than 10% of the other company's shares;

    4.
    Contributions to a charity in an amount that does not exceed $1 million or 2% of the charity's annual receipts, where the related person has an interest only as an employee (other than executive officer) or director; and

    5.
    Transactions where all stockholders receive proportional benefits.

              A summary of new transactions covered by the standing pre-approvals described in paragraphs 3 and 4 above is provided to the Nominating and Governance Committee for its review in connection with the committee's regularly scheduled meetings.

Fiscal 2011 Related Person Transactions

              HP enters into commercial transactions with many entities for which its executive officers or directors serve as directors and/or executive officers in the ordinary course of its business. All of those transactions were pre-approved transactions as defined above except for transactions with McKesson Corporation, which were ratified by the Nominating and Governance Committee. Mr. Hammergren was Chairman and Chief Executive Officer of McKesson during fiscal 2011. HP considers these transactions to be arm's-length and does not believe that Mr. Hammergren had a material direct or indirect interest in any of such commercial transactions.

              Kimberly M. Bocian, the spouse of Peter J. Bocian, a former executive officer of HP, was employed by HP during a portion of fiscal 2011. She was paid $115,000 in base salary during fiscal 2011. Ms. Bocian also participated in HP's equity award and benefit programs while she was employed by HP. During fiscal 2011, Ms. Bocian was granted an award of 1,200 performance-based restricted units and an award of 1,200 restricted stock units, both of which were forfeited upon the voluntary termination of her employment in April 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

Introduction

              HP is one of the world's leading technology companies. Our compensation program must balance near-term results with long-term success and continue to encourage employees to build value through innovation. To fulfill this mission, HP has a "pay-for-performance" philosophy that forms the foundation for all decisions regarding compensation made by HP management and the HR and Compensation Committee (the "Committee") of the Board.

              Fiscal 2011 was a period of transition during which we faced many challenges, including our financial performance being below our expectations. Given the performance-based nature of our executive compensation programs, actual compensation realized was significantly lower and generally aligned with the financial and stock performance of HP during this challenging period. This pay-for-performance alignment is also reflected in certain fiscal 2011 compensation decisions and other actions, including:

  •
  Our annual incentive plan paid out well below target for fiscal 2011, with active named executive officers (each person who served as chief executive officer during a portion of fiscal 2011, our chief financial officer, and the three other most highly compensated executive officers serving during fiscal 2011) (the "NEOs") receiving, on average, payouts equal to 57% of target;

  •
  The performance-based restricted units that were due to pay out at the end of fiscal 2011 lapsed with no payout because HP's total shareholder return compared to the S&P 500 over the three-year performance period applicable to those awards was below the 25th percentile and therefore no shares were earned;

  •
  The first tranche of the special incremental performance-based restricted units granted to certain NEOs in fiscal 2011 was forfeited because the threshold level of earnings per share performance was not achieved; and

  •
  Only two of our NEOs received base pay increases in fiscal 2011 (those increases were driven by market data, competitive position benchmarking and internal pay equity considerations).

These actions, coupled with the decline in our stock price during fiscal 2011, resulted in a year-over-year decline of approximately 75% in average actually realized pay for our continuing NEOs who served throughout fiscal 2010 and fiscal 2011. See "Realized Pay Table" below.

2011 Advisory Vote on Executive Compensation

              HP stockholders did not approve HP's executive compensation at HP's 2011 annual meeting of stockholders. During fiscal 2011, we engaged in substantial ongoing discussions with institutional investors to gather feedback. Those discussions, which included meetings between our senior management and over 200 investment firms and institutional stockholders, included topics such as CEO compensation, discretionary payments, compensation disclosure, equity award vesting periods, severance arrangements, capital allocation, board composition, talent management and succession planning, among others. These meetings occurred over the course of the entire fiscal year, varied in length and were conducted via teleconference and in person. HP participants varied and included our Chief Executive Officer, our Chief Financial Officer, our Chairman of the Board, other directors, various business unit leaders, representatives of Investor Relations, Human Resources and Legal, and other senior leaders. Following these discussions, the Committee adopted changes to HP's executive compensation program to address the concerns of stockholders. The principal changes to our executive compensation programs that have been adopted by the Committee since March 2011 are summarized below. It is important to note that the impact of some of these changes will not be reflected in the NEO compensation reported in the Summary Compensation Table until our fiscal 2012 executive compensation is reported in our 2013 proxy statement because many of the decisions related to fiscal 2011 compensation reported in this proxy statement were made before our 2011 advisory vote on executive compensation was conducted and before these changes were developed and implemented. The Board and the Committee will continue to explore ways in which HP's executive compensation programs could be improved.

    Compensation Philosophy

              We have reaffirmed our fundamental principle of clearly linking our compensation programs with performance, and management and the Committee are committed to targeting the compensation of our executives within a competitive range of the market median, provided performance goals are met.

    Disclosure of Performance Targets

              This year, we are disclosing more detailed information about historical performance targets, actual performance against targets and the determination of payouts under our annual incentive compensation plan for fiscal 2011. In addition, we have restructured our incentive compensation programs to limit the use of discretion in pay decisions and have provided more detailed disclosure about the rationale for our pay decisions.

    Changes to our Annual Incentive Compensation Plan

              For fiscal 2011, we redesigned our annual incentive plan, the Hewlett-Packard Company 2005 Pay-for-Results Plan (the "PfR Plan"), to reinforce an even stronger and more transparent linkage between incentive compensation earned and clearly defined and quantifiable financial and non-financial metrics, while also limiting the use of discretion in determining award amounts. For fiscal 2011, aggregate funding for the plan was determined based on a formula expressed as a percentage of net profit before bonus. Individual award amounts were then calculated based on achievement of specific, pre-determined corporate and business unit net profit and revenue goals, as well as specific, quantifiable customer satisfaction results (based on survey results administered by a third-party provider) and "people development" goals, such as employee engagement, career development and diversity/inclusion. In addition, the re-designed plan provided the flexibility to adjust payouts by up to 25% when appropriate to account for variables not captured by the formulaic results (e.g., execution against key strategic initiatives, managing through unexpected challenges, etc.), which reduced the need for fully discretionary adjustments to individual payout amounts. Accordingly, as a result of these changes, fiscal 2011 payouts under the PfR Plan were directly linked to both financial and non-financial business performance for the year.

              For fiscal 2012, payouts under the PfR plan will continue to be tied to the achievement of corporate and business unit net profit and revenue goals. However, we have changed the non-financial component of the plan. For fiscal 2012, we have established specific "management by objective" goals for each executive that are aligned to the strategic objectives and priorities of the company and that executive's business unit or function. In addition, we have eliminated the flexibility to adjust payouts by up to 25% that was implemented in fiscal 2011 as discussed above. We have made these changes in order to further enhance the linkage between pay and performance and to simplify the design of the program.

    Changes to our Long-Term Incentive Compensation Program for Fiscal 2012

              During fiscal 2011, we conducted a comprehensive review of our long-term incentive program. Upon completion of that review, the Committee approved a new structure for long-term incentive awards granted beginning in fiscal year 2012. Under the new structure, our senior executives will receive three types of equity awards:

  •
  Performance-contingent stock options, which will vest only if the service requirement is met and HP's stock price appreciates above specified thresholds within four years from the date of grant (for fiscal 2012 awards, the thresholds, each applicable to 50% of the award, will be 20% and 40% appreciation over the exercise price);

  •
  Performance-based restricted unit awards, which will vest only if cash flow and revenue growth goals are achieved above a threshold level of performance; and

  •
  Time-based restricted stock units, which will vest over a three-year period rather than a two-year vesting period, as was applicable to previous awards.

Two of these three types of equity awards, representing 70% of our executive officers' total long-term incentive compensation, contain performance conditions, thereby ensuring that a substantial portion of our executive officers' long-term incentive compensation is linked to the achievement of financial performance goals. This places a significant emphasis on the achievement of financial performance goals and stock price performance and provides a strong linkage between pay and performance. The remaining 30% of our executive officers' long-term incentive compensation is awarded in the form of time-based restricted stock units and is intended to promote retention.

    New CEO Compensation Structure

              We have made significant changes to the structure and design of CEO compensation. The following is a summary of those changes:

  •
  Ms. Whitman's compensation package, which is 100% performance-based, provides for

    •
    An annual salary of $1 per year;

    •
    No guaranteed payout under any incentive compensation plan;

    •
    Eligibility for a bonus under HP's annual bonus plan beginning in fiscal 2012, contingent upon the achievement of specific pre-determined financial targets and business operations goals; and

    •
    An award of stock options, more than 80% of which will vest only upon the achievement of pre-determined stock price appreciation goals.

  •
  Ms. Whitman's other compensation and benefits, including severance benefits, are consistent with the compensation and benefits provided to other senior executives.

  •
  Ms. Whitman's target total compensation is positioned below the peer group median.

  •
  Ms. Whitman does not have a separate employment agreement; instead, the basic terms of her compensation package are included in a standard form of employment offer letter, which is consistent with our approach for all management employees.

    Elimination of Executive Tax Gross-Ups

              Effective January 1, 2012, we will no longer provide tax gross-ups for Section 16 officers, except for gross-ups on relocation benefits, which are generally available to most employees for assignments requested and initiated by HP.

    Amended Severance Plan for Executive Officers

              During fiscal 2011, we conducted an in-depth review of severance arrangements for our senior executives. Following the completion of that review, the Committee adopted amendments to our Severance Plan for Executive Officers ("SPEO") to bring the benefits provided under the SPEO closer in line with current market practice and to reduce the need for individual employment agreements and the use of discretion in determining severance plan benefits. The current terms of the SPEO are discussed in further detail beginning on page 70.

    Renewed Focus on Talent Management and Succession Planning

              We are committed to identifying, educating, developing, growing and assessing our future global leadership talent, using rigorous standards and leading-edge practices. We have increased our efforts to actively review and analyze the availability and readiness of talent, and we have shifted our people strategy to focus on developing our internal talent to minimize the need to go outside for talent. While it will take time to fully realize this strategy, it is one of the top priorities of our new CEO and our Board.

    Strong Corporate Governance Practices

              In addition to the changes summarized above, we are maintaining our existing compensation practices that represent strong corporate governance, including the following:

  •
  An independent compensation consultant and independent counsel who report directly to the Committee and provide no other services to HP;

  •
  Significant stock ownership guidelines that align executives' interests with those of stockholders;

  •
  No tax gross-ups provided on income associated with the personal use of corporate aircraft or on payments made in connection with a change of control;

  •
  No special or supplemental pension, health or death benefits for executives;

  •
  A "clawback" policy that permits the Board to recover bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results;

  •
  An annual risk assessment of HP's pay practices;

  •
  Compensation policies and practices designed to discourage excessive risk-taking, including the assessment of performance across multiple dimensions and metrics, the use of multi-year performance periods and, as discussed above, the adoption of stock ownership guidelines and a "clawback" policy; and

  •
  An annual stockholder advisory vote on executive compensation.

Fiscal 2012 Target Compensation

              As illustrated in the table below, for fiscal 2012, the Committee approved target total compensation for the NEOs, with performance-based pay (the combination of target bonus and long-term incentive awards) on average representing approximately 90% of total compensation for the NEOs other than the CEO and 100% for the CEO:

              There are four components of our incentive compensation programs, all of which are linked to operational outcomes, financial results or stock price performance:

  •
  Annual incentive compensation, which is earned only if financial targets and operational goals are met;

  •
  Performance-based restricted units, which are also earned only if financial targets are met;

  •
  Performance-contingent stock options, which are earned only if HP's stock price reaches certain levels; and

  •
  Time-vested restricted stock units, the value of which depends directly on HP's stock price.

Annual incentive compensation and a portion of performance-based restricted units focus on short-term performance while the balance of performance-based restricted units and the other components of performance-based pay are tied to achievement of financial targets and stock price performance over a longer period of time. This mix of short- and long-term incentives provides sufficient rewards to motivate near-term performance, while at the same time providing significant incentives to keep HP's executives focused on longer-term corporate goals that drive stockholder value. HP's annual incentive program is also designed to provide payments based on a combination of both individual business unit and aggregate HP financial results. This design motivates our business units to work together to achieve greater returns for stockholders. In addition, we believe this balance of short-term and long-term incentive compensation and mix of performance criteria helps mitigate the incentive for executives to take excessive risk that may have the potential to harm HP in the long-term.

Realized Pay Table

              The table below supplements the Summary Compensation Table that appears on page 75. This table shows the compensation actually realized in fiscal 2011 and fiscal 2010 by each continuing NEO who served during all of fiscal 2011. This supplemental table also illustrates the impact that HP's below-target financial performance in fiscal 2011 had on realized compensation by facilitating a comparison of the fiscal 2011 realized compensation amounts with the fiscal 2010 amounts.

              The primary difference between this supplemental table and the standard Summary Compensation Table is the method used to value PRUs, stock options and stock awards. SEC rules require that the grant date fair value of all PRUs, stock options and stock awards be reported in the Summary Compensation Table for the year that they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relate to PRUs, stock options and stock awards that have not vested and for which the value is therefore uncertain (and which may end up having no value at all). In contrast, the supplemental table below includes only PRUs, stock options and stock awards that vested during the applicable fiscal year and shows the value of those awards as of the applicable vesting date. It should be noted that there is no assurance that the NEOs will actually realize the value attributed to these awards even in this supplemental table, since the ultimate value of the stock options will depend on when the stock options are exercised and the underlying shares are liquidated and the ultimate value of the PRUs and stock awards will depend on when the released shares are liquidated.

Realized Pay Table

Name	Year	Base Salary ($)	PfR Plan Bonus ($)	Other Bonuses ($)	PRU Awards Vested in Fiscal Year(1) ($)	Options and Stock Awards Vested in Fiscal Year(2) ($)	All Other Compensation(3) ($)	Total Compensation Realized ($)
Catherine A. Lesjak	2011	825,000	679,143	—	—	1,187,745	101,507	2,793,395
	2010	610,000	940,925	2,580,762	3,671,882	2,275,373	84,034	10,162,976
R. Todd Bradley	2011	850,000	464,457	—	—	1,551,640	105,447	2,971,544
	2010	748,000	1,465,145	1,655,355	5,050,995	4,158,224	187,666	13,265,385
Vyomesh I. Joshi	2011	850,000	638,355	—	—	1,159,257	76,215	2,723,827
	2010	748,000	1,568,930	1,953,883	4,039,939	3,757,497	102,459	12,170,708

(1)
Amounts shown represent the aggregate value of all PRUs that vested during fiscal 2010. No PRUs vested during fiscal 2011. The value of vested PRUs is calculated by multiplying the number of shares vested by the closing price of HP's common stock on the date that the shares were released to the award recipients.

(2)
Amounts shown represent the aggregate value of all stock options and stock awards that vested during the applicable fiscal year. The value of vested stock options is calculated by multiplying the number of shares vested by the difference between the exercise price and the closing price of HP's common stock on the vesting date without regard to actual option exercise activity. The value of vested stock awards is calculated by multiplying the number of shares vested (excluding dividend equivalent shares) by the closing price of HP's common stock on the vesting date.

(3)
Amounts shown equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.

Fiscal 2011 Comparison of Target and Realized Equity Compensation

              The table below compares the following for each continuing NEO who served during all of fiscal 2011:

    •
    The hypothetical aggregate value of all stock options and stock awards that vested during fiscal 2011 had all of the awards vested at target; and

    •
    The actual aggregate value of all stock options and stock awards that vested during fiscal 2011 as shown in the Realized Pay Table above.

This information provides additional context to fiscal 2011 NEO compensation by showing the impact that HP's below-target financial performance in fiscal 2011 had on the value of realized equity compensation.

	Target Value of Options and Stock Awards Vested in Fiscal 2011(1)	Realized Value of Options and Stock Awards Vested in Fiscal 2011(2)

Catherine A. Lesjak	$5,118,239	$1,187,745

R. Todd Bradley	$6,087,621	$1,551,640

Vyomesh I. Joshi	$4,346,785	$1,159,257

(1)
Amounts shown represent the aggregate target value of all stock option and stock awards that vested during fiscal 2011. The target value for vested stock options and vested stock awards equals the grant date fair value of those awards. The target value for vested PRU awards is calculated by multiplying the number of PRUs granted by the closing price of HP's common stock on the grant date.

(2)
Amounts shown equal the fiscal 2011 amounts reported in the "Options and Stock Awards Vested in Fiscal Year" column of the Realized Pay Table.

Oversight and Authority Over Executive Compensation

Role of the HR and Compensation Committee and its Advisors

              The Committee oversees and provides strategic direction to management regarding HP's Total Rewards Program. It makes recommendations regarding the CEO's compensation to the independent members of the Board, and it approves the compensation of the remaining Section 16 officers. Each Committee member is an independent non-employee director with significant experience in managing employee-related issues and making executive compensation decisions. The Committee employs its own independent compensation consultant, as well as its own independent counsel.

              During fiscal 2011, the Committee continued its retention of Compensation Advisory Partners LLC ("CAP") as its independent compensation consultant, and SNR Denton US LLP ("SNR Denton") as its independent legal counsel. CAP provides analyses and recommendations that inform the Committee's decisions, evaluates market data and competitive position benchmarking compiled by management's consultants, provides updates on market trends and the regulatory environment as it relates to executive compensation, reviews various management proposals presented to the Committee related to executive compensation, and works with the Committee to validate and strengthen the pay for performance relationship and alignment with stockholders. SNR Denton provides advice on legal matters that come before the Committee. Neither CAP nor SNR Denton performs other services for HP, and neither will do so without the prior consent of the Committee chair.

              The Committee met ten times in fiscal 2011, and five of the meetings included an executive session. The Committee's independent advisors participated in most of the Committee's meetings and, when requested by the Committee chair, in the preparatory meetings and the executive sessions.

Role of Management and the Chief Executive Officer in Setting Executive Compensation

              On an annual basis, management considers market competitiveness, business results, experience and individual performance in evaluating NEO compensation. The Executive Vice President, Human Resources and other members of HP's Human Resources department, together with members of the Finance and Legal departments, work with the CEO to design and develop compensation programs, to recommend changes to existing plans and programs applicable to NEOs and other senior executives, to recommend financial and other targets to be achieved under those programs, to prepare analyses of financial data, peer comparisons and other briefing materials to assist the Committee in making its decisions, and, ultimately, to implement the decisions of the Committee. During fiscal 2011, management engaged Meridian Compensation Partners, LLC ("Meridian") as management's compensation consultant. Meridian only provides executive compensation-related services to HP. During fiscal 2011, Meridian worked with the Executive Vice President, Human Resources and her staff to develop market data and to assist in the design and development of HP's executive and equity compensation programs.

              During his tenure, Mr. Apotheker was engaged in reviewing compensation program designs, as well as in proposing new metrics and targets for 2011 executive compensation programs. Following her election as CEO, Ms. Whitman reviewed fiscal 2011 programs, metrics and targets to assist the Committee in modifying the plans for fiscal 2012 for other executives to align with the strategic direction of the company. All modifications to the plans were reviewed and approved by the Committee. The CEO is subject to the same financial performance goals as the other NEOs, all of which are approved by the Committee.

Use of Comparative Compensation Data and Compensation Philosophy

              Each year, the Committee reviews the compensation of HP's Section 16 officers and compares it to that of HP's peer group companies. This process starts with the selection of an appropriate group of peer companies for comparison purposes. The Committee applies a "rules-based" method for determining the executive compensation peer group. Under this approach, the peer group companies are determined using six screening levels:

    (1)
    current market capitalization greater than $25 billion;

    (2)
    revenue in excess of $15 billion for technology companies and $50 billion for companies in other industries;

    (3)
    inclusion in the S&P 500 Index, the Dow Jones 30 Index and/or the Dow Jones Global Titans Index;

    (4)
    inclusion in industry specific categories of information technology, industrials, materials, telecommunications services, consumer discretionary and consumer staples;

    (5)
    global scope and complexity of the company's business; and

    (6)
    a lack of anomalous pay practices (generally companies with a founder as CEO).

              The Committee believes that use of this methodology continues to produce the appropriate peer group for comparison, as well as a group that is large and diverse enough so that the addition or elimination of any one company does not alter the overall analysis.

              Under this six-level screening approach, the peer group used by the Committee during fiscal 2011 for executive compensation comparison purposes, which is unchanged from the prior fiscal year, is as follows:

Company Name	Revenue ($ in billions)*
Chevron	204.93
General Electric	150.21
Ford Motor Company	128.95
Hewlett-Packard Company	127.25
AT&T	124.28
Apple	108.25
Verizon Communications	106.57
IBM	99.87
Procter & Gamble	82.56
Microsoft	69.94
Boeing	64.31
Johnson & Johnson	61.59
Dell	61.49
United Technologies	54.33
Intel	43.62
Cisco Systems	43.22
Oracle	35.62
Google	29.32
EMC	17.02

*
Represents fiscal 2010 reported revenue, except fiscal 2011 reported revenue is provided for Apple, Dell, Cisco Systems, Microsoft, Oracle, Procter & Gamble and HP.

              Due in part to feedback from HP stockholders and the results of the 2011 advisory vote on HP's executive compensation, in fiscal 2011, the Committee decided to move away from our historic practice. Consistent with that decision, the Committee has begun setting target compensation levels generally at or near the market median (in some cases higher for attraction and retention purposes), while also providing the opportunity to earn greater rewards for the achievement of superior business results and the possibility of lesser rewards when results fall short of targets. The movement to targeting median pay will be a process that will take multiple steps and will not occur in a single year. These steps include: (i) freezing salaries for Section 16 officers whose positions have not changed and where the current compensation, particularly base salary, is above the peer group median; (ii) reducing the targeted value of long-term incentive awards to be granted in fiscal 2012 for Section 16 officers whose positions have not changed; and (iii) freezing Section 16 officers' annual bonus targets at their current level and limiting the use of discretion. As discussed below, as a result of the company's below target fiscal 2011 financial performance, all NEOs who received a bonus at the end of fiscal 2011 received a below target bonus, which has already had the effect of lowering our pay positioning compared to the market.

              The impact of this change in pay practices will first be reflected in the fiscal 2012 Summary Compensation Table as the compensation decisions reflected in the fiscal 2011 Summary Compensation Table were made by the Committee during the first quarter of fiscal 2011, which was before the change in target pay positioning was implemented.

HP's Process for Setting and Awarding Executive Compensation

              A broad range of facts and circumstances is considered in setting overall executive compensation levels. Among the factors considered for HP's executives generally, and for the NEOs in particular, are business results, market competitiveness, internal equity, past practice, experience and individual performance. The weight given each factor may differ from year to year and may differ among individual NEOs in any given year. For example, when HP recruits externally, market competitiveness, experience and the circumstances unique to a particular candidate may weigh more heavily in the compensation analysis. In contrast, when determining year-over-year compensation for current NEOs, business results, peer company metrics, and internal equity generally factor more heavily in the analysis.

              Because such a large percentage of NEO pay is performance based, the Committee spends significant time determining the appropriate financial targets for HP's short- and long-term incentive pay plans. In general, management makes the initial recommendation for the financial targets, and these recommendations are reviewed and discussed by the Committee and its independent advisors. We select financial metrics that we believe best capture our progress against our strategy, which is profitably growing our core businesses while ensuring we are exceeding our customers' expectations and developing an internal pool of talent that is critical to the long-term success of HP as a world-class innovator. The major factor used in setting targets for the current fiscal year is business results from the most recently completed fiscal year. Other factors taken into account include the general business climate, global market conditions, conditions or goals specific to a particular business segment, strategic initiatives, customer satisfaction and people development, including succession planning goals. Targets are set by the Committee within the first 90 days of the fiscal year. The difficulty in achieving the fiscal 2011 targets is evidenced by the fact that payouts under the PfR Plan were well below target for fiscal 2011.

              Following the close of the fiscal year, the Committee reviews actual financial and non-financial results achieved against the targets set by the Committee under HP's incentive compensation plans for that year, and payouts under the plans are generally determined by reference to performance against the established targets. In reviewing fiscal 2011 performance at its November meeting, the Committee reviewed the financial and non-financial results and recommendations as presented by the CEO, reviewed the individual performance of the NEOs as reported by the CEO, and determined the NEO incentive compensation for that fiscal year.

              In setting incentive compensation for the NEOs, the Committee generally does not consider the effect of past changes in stock price or expected payouts or earnings under other plans. In addition, incentive compensation decisions are made without regard to length of service or prior awards. For example, NEOs with longer service at HP or who are eligible for retirement do not receive greater or lesser awards, or larger or smaller target amounts, in a given year than do NEOs with shorter service or who are not eligible for retirement.

Analysis of Elements of Fiscal 2011 Executive Compensation

              Under HP's Total Rewards Program, executive compensation consists of the following elements: base pay, annual incentive pay, long-term incentive pay, benefits and perquisites.

Base Pay

              Consistent with HP's philosophy of tying pay to performance, HP executives receive a relatively small percentage of their overall compensation in the form of base pay. Consistent with the practice of HP's peer group companies, the NEOs are paid an amount in the form of base pay sufficient to attract qualified executive talent and maintain a stable management team. The Committee aims to have executive base salaries set at or near the market median for comparable positions and to comprise 10% to 20% of the NEOs' overall compensation, which is also consistent with the practice of HP's peer companies.

              In fiscal 2011, Ms. Lesjak and Mr. Robison were the only NEOs to receive an increase in base pay. The increases were designed to bring the base pay of Ms. Lesjak and Mr. Robison in line with market conditions and to take into account internal pay equity with other HP executive vice presidents.

Annual Incentive Pay

              The NEOs are eligible to receive annual incentive pay under the PfR Plan, the term of which was extended with the approval of HP stockholders in March 2011. The Committee has established both financial and non-financial performance metrics under the PfR Plan. The financial performance metrics consist of a "top line" (revenue) metric and a "bottom line" (net profit) metric, which are the metrics often used by our stockholders to measure our financial performance. The combination of these two metrics limits the likelihood of an executive being rewarded for taking excessive risk on behalf of HP by, for example, seeking revenue-enhancing opportunities at the expense of profitability, since performance is required on both metrics to achieve a payout under the PfR Plan. The definition of and rationale for each performance metric is described below:

Fiscal 2011 Metric	Definition/Adjustment(1)	Rationale for Metric

Adjusted Non-GAAP Net Earnings/Adjusted Segment Net Operating Profit(2)	Adjusted non-GAAP net earnings excludes primarily restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, acquisition-related charges and certain reserves associated with the webOS business, adjusted by the amount of additional taxes or tax benefit associated with each item	Reflects bottom line financial performance by the company and by each business segment, which we believe is most directly tied to stockholder value on a short-term basis
Adjusted segment net operating profit is non-GAAP net operating profit generated by the segment excluding global function cost allocations and annual incentive compensation

Adjusted Non-GAAP Net Revenue/Segment Net Revenue(2)	Adjusted non-GAAP net revenue excludes revenue associated with the acquisition of Autonomy Corporation plc ("Autonomy") and contra revenue associated with sales incentive programs implemented in connection with the wind down of the webOS device business in fiscal 2011, net of webOS device revenue	Reflects top line growth for the company and for each business segment, which we believe is a strong indicator of our long-term ability to drive stockholder value

Segment net revenue is revenue generated by the segment adjusted as follows: (i) for the Personal Systems Group segment, including webOS revenue and excluding contra revenue associated with sales incentive programs implemented in connection with the wind down of the webOS device business in fiscal 2011, and (ii) for the HP Software segment, excluding revenue associated with the acquisition of Autonomy

Non-Financial Metrics	Include customer satisfaction and people development (employee engagement, talent development, and diversity/inclusion)	These are critical indicators of our ability to grow and innovate over the long term

(1)
While we report our financial results in accordance with U.S. GAAP, our financial targets under our incentive plans are based on non-GAAP financial measures. In addition, as noted in this table, those non-GAAP financial measures are further adjusted as permitted by those plans and approved by the Committee. These metrics and the related performance targets are relevant only to our executive compensation program and should not be used or applied in other contexts.

(2)
Achievement against financial metrics is determined based on an average of segment financial performance and company-wide financial performance for the NEOs who lead business segments (Mr. Bradley and Mr. Joshi) and solely on company-wide financial performance for the NEOs who lead global functions (Ms. Lesjak and Mr. Robison).

              The target payout percentages for the NEOs for fiscal 2011 remain unchanged from those adopted in fiscal 2007, with a target of 200% of imputed base pay for the CEO and a target of 125% of base pay for the other NEOs (since the CEO salary is currently set at $1, we use an imputed salary of $1.2 million to calculate target annual incentive compensation for the CEO, which is a competitive salary for a CEO in our peer group). The actual payouts can be zero if performance thresholds are not met and, if performance is exceptional, payouts can be up to 250% of target.

              The fiscal 2011 performance targets were recommended by management and set by the Committee at its January 2011 meeting. At its November 2011 meeting, the Committee reviewed performance against those targets. A summary of overall performance against target for each corporate performance metric is set forth in the table below.

Corporate Performance Metrics(1)

Metric	Performance

Adjusted Non-GAAP Net Earnings	85.6% of target

Adjusted Non-GAAP Net Revenue	90.5% of target

Customer Satisfaction Survey	At or above target

People Development	At or above target

(1)
Fiscal 2011 corporate performance targets were as follows: Adjusted non-GAAP net earnings: $12.9 billion; adjusted non-GAAP net revenue: $140.7 billion; customer satisfaction survey: 79.5%; and people development: percentage increase over the prior year.

              For fiscal 2011, the PfR Plan allowed the Committee to adjust an award up or down by up to 25% to take into account qualitative factors such as the difficulty of the business plan, uncertainty in the external environment, extraordinary events outside HP's control and internal equity. With the exception of Mr. Joshi's award, the Committee did not adjust any of the NEOs' awards. The Committee increased the award for Mr. Joshi by 15 percentage points in recognition of his ability to deliver strong results for the business segment that he leads, even if below target, despite the impact of the earthquake and tsunami that struck Japan in March 2011.

              The fiscal 2011 PfR Plan payouts to the NEOs are set forth in the table below.

	FY11 Bonus Payout

	Percentage of Target Award Funded as a Result of Performance		Individual Performance Adjustment	Final Payout

Name	Financial Metrics(1)	Non-Financial Metrics(2)	Up to +/- 25%	As % of Target Award	Payout

Catherine A. Lesjak	6.08%	59.77%	0.00%	65.86%	$679,143

R. Todd Bradley	8.99%	34.73%	0.00%	43.71%	$464,457

Vyomesh I. Joshi	8.44%	36.64%	15.00%	60.08%	$638,355

Shane V. Robison	6.08%	56.02%	0.00%	62.11%	$606,506

(1)
Financial metrics are weighted at 50% for Ms. Lesjak and Mr. Robison and at 70% for Mr. Bradley and Mr. Joshi.

(2)
Non-financial metrics are weighted at 50% for Ms. Lesjak and Mr. Robison and at 30% for Mr. Bradley and Mr. Joshi.

              Under the terms of her employment offer letter, Ms. Whitman was not eligible to participate in the PfR Plan for fiscal 2011.

Long-Term Incentive Pay

              At the beginning of fiscal 2011, the Committee established a total long-term incentive target amount for each NEO. Of that amount, 80% was awarded in the form of performance-based restricted units, with the remaining 20% awarded in the form of restricted stock units with time-based vesting. The high proportion of performance-based awards reflects HP's primary emphasis on performance-driven compensation. The time-based awards facilitate retention, which is also an important goal of HP's executive compensation program. This same mix of performance-based and time-based awards has been granted by the Committee for the past several years.

    Performance-Based Restricted Units

              HP began awarding performance-based restricted units ("PRUs") in fiscal 2008 in order to drive a high-performance culture. Under the program, PRUs representing hypothetical shares of HP common stock are awarded to eligible employees. Each PRU award reflects a target number of shares that may be issued to the award recipient at the end of a three-year performance period. The Committee determines the actual number of shares the recipient receives at the end of the three-year period based on results achieved versus annual targets of cash flow from operations as a percentage of revenue and an overall "modifier" based on total shareholder return relative to the S&P 500 ("TSR") over the performance period. The actual number of shares a recipient receives ranges from zero to two times the number of PRUs awarded depending on cash flow and TSR performance during the three-year period.

              HP has used cash flow from operations as a percentage of revenue as a performance metric for its long-term incentive compensation for more than five years, and HP believes that it continues to be a key metric in measuring the financial performance of the company. It also complements the revenue and net profit metrics used under the PfR Plan discussed above. In addition, the use of a cash flow metric in a long-term incentive plan prevents executives from being rewarded for taking excessive risk because payouts under the plan are based on rolling three-year performance periods. When assessing cash flow performance for purposes of the PRU program, the Committee makes specific and limited adjustments for certain predetermined items such as asset write-downs, litigation claims or settlements, the effect of changes in tax laws or accounting principles, or similar types of extraordinary events, as permitted under the Amended and Restated Hewlett-Packard Company 2004 Stock Incentive Plan (the "2004 Plan"). These adjustments may be different from adjustments taken or described in the company's financial statements for financial reporting purposes.

              Cash flow goals are set at the beginning of each fiscal year, and performance is reviewed at the end of each fiscal year. A percentage of between zero and 150% is applied to one-third of a participant's target award each year to determine the number of units to be credited for that year based upon the extent to which the cash flow performance goal was achieved. If HP does not achieve a threshold level of cash flow performance for the year, no units are credited for that year.

              The TSR performance metric represents HP's stock performance relative to the S&P 500 over the three-year performance period. This metric reduces payouts under the program if HP's stock performance is below that of the median of S&P 500 companies for the three-year period and eliminates payouts entirely if HP's stock performance is in the bottom quartile for that period. As a result, even if annual cash flow goals are achieved or exceeded in each of the three years of the performance period, there may be limited or no payouts if HP's stock performance is below the median of the S&P 500 companies during the performance period. The use of three-year TSR as a performance metric limits the ability of participants to be rewarded for short-term risk taking.

              At the end of the three-year performance period, the total units credited, if any, are adjusted by applying a modifier based on HP's TSR (including reinvestment of dividends) for the three-year period. If HP's TSR is in the bottom quartile of the S&P 500, the modifier will be zero, and no shares will be released with respect to that three-year performance period. If HP's TSR is at the median of the S&P 500, the modifier will be 100%, and the number of shares released will equal the number of units credited during the period with respect to annual cash flow performance. If HP's TSR is at or above the 75th percentile of S&P 500 companies for the period, the maximum modifier of 133% will apply, and the number of shares released will equal 133% of the number of units credited during the period.

              The Committee set the PRU cash flow goals for fiscal 2011 during the first 90 days of the fiscal year. The fiscal 2011 goals were set primarily to require that future performance exceed prior-year performance in order to achieve above-target payout amounts, taking into account the expected future mix of business and expected future economic conditions. At its November 2011 meeting, the Committee reviewed HP's actual cash flow from operations as a percentage of revenue for HP's 2011 fiscal year, and, taking into account certain permitted adjustments identified in the table below, certified performance at 88.18% of target. Accordingly, each PRU program participant was credited with approximately 88% of the units attributable to the third year of their fiscal 2009 award, the second year of the fiscal 2010 award and the first year of the fiscal 2011 award. The actual performance to date for all outstanding PRU awards is summarized in the table below:

	Cash Flow From Operations as a Percentage of Revenue(1)
						TSR Modifier	Award Payout
	FY09	FY10	FY11	FY12	FY13

FY09 Award	Achievement 100.94%	Achievement 90.26%	Achievement 88.18%			0%	0%

FY10 Award		Achievement 90.26%	Achievement 88.18%	—(2)		—(2)	—(2)

FY11 Award			Achievement 88.18%	—(2)	—(2)	—(2)	—(2)

(1)
While we report our financial results in accordance with U.S. GAAP, our financial targets under our incentive plans are based on non-GAAP financial measures. Cash flow from operations as a percentage of revenue is calculated using adjusted cash flow from operations and adjusted non-GAAP net revenue. Adjusted cash flow from operations reflects a net reduction of $550 million to cash flow from operations calculated on a GAAP basis relating to certain tax payments and settlements, the impact of lower than budgeted capital lease activity, certain payments made in connection with the wind-down of the webOS device business, the net cost of the British pound options purchased to limit foreign exchange risk in connection with the Autonomy acquisition, payments under restructuring plans and certain legal settlements. Adjusted non-GAAP net revenue excludes revenue associated with the acquisition of Autonomy and contra revenue associated with sales incentive programs implemented connection with the wind-down of the webOS device business, net of webOS device revenue.

(2)
To be determined for the respective future performance period.

              HP's TSR performance over the three-year performance period applicable to the three-year awards granted in fiscal 2009 was below the 25th percentile, which resulted in a TSR modifier of 0% for those awards. As a result, as illustrated in the table below, even though units had been credited each year during the performance period based on cash flow performance, no shares were released to any participant for the three-year performance period ending October 31, 2011.

	FY09-11 PRU Awards (November 1, 2008—October 31, 2011)

			Cash Flow Performance

			FY09	FY10	FY11
		Grant Date Value of Units Awarded				Total Shares Earned for Cash Flow Performance	Multiplier for TSR Performance	Total Shares Earned Under Program:
Named Executive Officer	No. of Units Awarded
			100.94%	90.26%	88.18%

Catherine A. Lesjak	105,000	$3,753,750	35,329	31,591	30,863	97,783	0%	0

R. Todd Bradley	114,850	$4,105,888	38,643	34,554	33,759	106,956	0%	0

Vyomesh I. Joshi	76,570	$2,737,378	25,763	23,037	22,507	71,307	0%	0

              Whether any units credited under the fiscal 2010 and 2011 awards will be paid out in shares at the end of the applicable three-year performance period will depend on future cash flow performance and HP's TSR during those periods, neither of which is determinable until the end of those periods.

    Restricted Stock Units

              As described above, a portion of an executive's target long-term incentive amount is delivered in the form of time-based restricted stock units. Awards granted during fiscal 2011 and prior years have restrictions that lapse as to one-half of the number of units on each of the first and second anniversaries of the date of grant. Beginning with awards granted in fiscal 2012, time-based restricted stock unit awards granted will vest on a pro-rata basis over a three-year vesting period.

              For more information on PRUs and grants of restricted stock units to the NEOs during fiscal 2011, see "Executive Compensation—Grants of Plan-Based Awards in Fiscal 2011."

    Special Incremental Performance-Based Unit Awards

              At its July 2010 meeting, the Committee approved awards of special incremental performance-based restricted units ("SIPRUs") for Ms. Lesjak, Mr. Bradley and Mr. Robison. These awards were made to recognize the contributions of these executives and the importance of their roles by providing additional compensation that was strongly tied to both company financial performance and stockholder return. Each SIPRU award reflects a target number of shares that may be issued to the award recipient at the end of the three-year performance period covered by the award. The Committee will determine the actual number of shares the recipient receives, if any, at the end of the three-year performance period based on results achieved versus targets of adjusted non-GAAP earnings per share ("EPS") and an overall TSR modifier during the performance period.

              Under the terms of the SIPRU awards, 40% of the units will be earned if HP meets annual EPS goals for each year in the two-year period covering fiscal 2011 and fiscal 2012 ("Segment 1") and if its TSR for the same period is at or above the 50th percentile, and the remaining 60% of the units will be earned if HP meets its EPS goal for fiscal 2013 and HP's TSR is at or above the 50th percentile at the end of the entire three-year period of the award ("Segment 2"). The chart below illustrates operation of the SIPRU awards using an award of 20,000 units as an example.

	Total Target Segment 1 Units: 8,000 (EPS Units: 6,000; TSR Units: 2,000)			Total Target Segment 2 Units: 12,000 (EPS Units: 9,000; TSR Units: 3,000)

Performance Levels	Units Banked for EPS Performance During Months 1 - 12	Units Banked for EPS Performance During Months 13 - 24	Units Banked for Relative TSR over initial 24-Month period	Units Banked for EPS During Months 25 - 36	Units Banked for Relative TSR over 36-Month Period	Totals Units Released at End of 3-Year Period

Below 50th percentile	0	0	0	0	0	0

At 50th percentile (Min)	1,500	1,500	1,000	4,500	1,500	10,000

75th percentile (Target)	3,000	3,000	2,000	9,000	3,000	20,000

90th percentile (Max)	6,000	6,000	4,000	18,000	6,000	40,000

              Any units banked due to EPS performance during Segment 1 or Segment 2 will be cancelled if TSR performance is below the 50th percentile for the 24- or 36-month period, respectively. However, units may be earned based on TSR performance during a period even if no units are earned or banked based on EPS performance during that segment.

              For example, assume that during Segment 1, EPS performance is achieved at the 75th and 90th percentiles for the first and second 12-month periods, respectively, with TSR at the 50th percentile for the initial 24-month period. In this case, 10,000 units will be banked and earned for that period (3,000 + 6,000 + 1,000). During Segment 2, if EPS performance is at the 75th percentile but TSR performance is below the 50th percentile over the three-year period, the 9,000 units that would have been banked based on Segment 2 EPS performance would be cancelled due to Segment 2 TSR performance being below the 50th percentile. Under this scenario, a total of 10,000 units would have been earned, and the participant in this example would receive 10,000 shares at the end of the three-year performance period.

              The fiscal 2011 EPS target was set by the Committee at its January 2011 meeting. At its November 2011 meeting, the Committee reviewed HP's actual EPS for fiscal 2011 and determined that performance was below threshold performance. As a result, no units were banked for the first period of the SIPRU awards.

    Special Retention Restricted Stock Unit Awards

              In June 2011, the Committee granted special retention awards of restricted stock units ("SRRSUs") that then-CEO Mr. Apotheker recommended be granted to key members of his executive team, including Ms. Lesjak, Mr. Bradley and Mr. Robison. Mr. Apotheker believed that these talented executives were very attractive to competitors and that it was critical to provide compensation that would help retain them. The awards were designed to contain both performance and retention incentives over a four-year term. The SRRSUs will vest after four years, with performance conditions designed to drive increased stock price performance, which, if achieved, would provide accelerated vesting of the awards in years three and four as follows, assuming continued service:

  •
  If, prior to the second anniversary of the grant date, HP's stock price appreciates by 20% over the grant date price for at least 20 consecutive trading days, 50% of the award will vest on the second anniversary; and

  •
  If, prior to the third anniversary of the grant date, HP's stock price appreciates by 40% over the grant date price for at least 20 consecutive trading days, the award will be 100% vested on the third anniversary.

Benefits

              HP does not provide its executives, including the NEOs, with special or supplemental pension or health benefits. HP's NEOs receive health and welfare benefits (including retiree medical benefits, if eligibility conditions are met) under the same programs and subject to the same eligibility requirements that apply to HP employees generally.

              Benefits under all U.S. pension plans were frozen effective December 31, 2007. As a result, no NEO or any other HP employee accrued a benefit under any HP U.S. defined benefit pension plan during fiscal 2011.

              The NEOs, along with other HP executives who earn base pay or an annual bonus in excess of certain federal tax law limits, are eligible to participate in the HP Executive Deferred Compensation Plan (the "EDCP"). This plan is maintained to permit executives to defer some of their compensation in order to also defer taxation on such amounts. This is a standard benefit plan also offered by most of HP's peer companies. The EDCP permits deferral of base pay in excess of the amount taken into account under the qualified HP 401(k) Plan and up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, HP makes a 4% matching contribution to the plan on base pay contributions in excess of Internal Revenue Service ("IRS") limits. This is the same percentage as those executives are eligible to receive under the HP 401(k) Plan. In effect, this permits these executives and all employees to receive a 401(k)-type matching contribution on a portion of base-pay deferrals in excess of IRS limits. Amounts deferred or matched under the EDCP are credited with investment earnings based on investment options selected by the participant from among mutual and proprietary funds available to employees under the HP 401(k) Plan. No amounts earn above-market returns.

              Consistent with its practice of not providing any special or supplemental executive benefit programs, including arrangements that would otherwise provide special benefits to the family of a deceased executive, in 2011 the Committee adopted a policy that, unless approved by HP's stockholders pursuant to an advisory vote, HP will not enter into a new plan, program or agreement or modify an existing plan, program or agreement with a Section 16 officer that provides for payments, grants or awards following the death of the officer in the form of unearned salary or unearned bonuses, accelerated vesting or the continuation in force of unvested equity grants, awards of ungranted equity, perquisites, and other payments or awards made in lieu of compensation, except to the extent that such payments, grants or awards are provided or made available to HP employees generally.

Perquisites

              Consistent with the practices of many of its peer companies, HP provides a small number of perquisites to its senior executives, including the NEOs, as discussed below.

              HP's NEOs are provided financial counseling services to assist them in obtaining professional advice. This benefit is provided because it is common among HP's peer group companies.

              Due to HP's global presence, HP maintains a certain number of corporate aircraft. Personal use of these aircraft by the CEO and her direct reports (members of the Executive Council, or "EC members," which includes all of the other NEOs) is permitted, subject to availability. The CEO may use HP aircraft for personal purposes in her own discretion and, at times, is advised to use HP aircraft for personal travel for security reasons. EC members may use HP aircraft for personal purposes, if available and approved by the CEO. The CEO and EC members are taxed on the value of this usage according to IRS rules. There is no tax gross-up paid on the income attributable to this value.

              In the past, executives received a gross-up for imputed income related to their spouses attending certain HP sponsored events, but these tax gross-ups have been eliminated for EC members effective January 1, 2012.

              Following a global risk-management review commissioned by the Audit Committee of the Board, security systems were installed at the personal residences of some of HP's executives, including the NEOs. These protections are provided due to the range of security issues that may be encountered by key executives of any large, multinational corporation.

Severance Plan for Executive Officers

              HP's Section 16 officers (including all of the NEOs) are covered by the SPEO, which is intended to provide a level of transition assistance in the event of an involuntary termination of employment. Under the SPEO, participants who incur an involuntary termination, not for cause, and who execute a full release of claims following such termination, are eligible to receive severance benefits in an amount determined as a multiple of base pay and the average of the actual annual bonuses paid for the preceding three years. In the case of the NEOs, the multiplier is 1.5. In the case of the CEO, the multiplier would have been 2.0 under the terms of the SPEO, but Ms. Whitman elected to be eligible for the same multiplier as the other NEOs. In all cases, this benefit will not exceed 2.99 times the sum of the executive's base pay plus target bonus as in effect immediately prior to the termination of employment.

              Although the majority of compensation for HP executives is performance-based and largely contingent upon achievement of financial goals, the Committee continues to believe that the SPEO provides important protection to the Section 16 officers and is appropriate for the attraction and retention of executive talent. In addition, we find it more equitable to offer severance benefits based on a standard formula for the Section 16 officers because severance often serves as a bridge when employment is involuntarily terminated, and should therefore not be affected by other, longer-term accumulations. As a result, and consistent with the practice of the peer companies, other compensation decisions are not generally based on the existence of this severance protection.

              At its meeting in October 2011, the Committee approved amendments to the SPEO intended to document HP's past discretionary practice with respect to the treatment of bonus and equity, and to modify certain other benefits provided to executives who are eligible to receive severance benefits under the SPEO and to provide for payment of severance in installments. The amendments, which were effective for terminations occurring after November 1, 2011, (i) clarify that only annual bonuses, and not one-time bonuses, are included in the calculation of cash severance benefits, (ii) provide for severance payments to be made in periodic installments subject to continued compliance with post-employment protective covenants, rather than in a lump sum, (iii) provide for pro-rata vesting of unvested equity awards only if the Section 16 officer has worked at least 25% of the applicable vesting or performance period and only if any applicable performance conditions have been satisfied, (iv) provide for a pro-rated annual bonus, in the discretion of the Committee, for the fiscal year in which the termination occurs, and (v) provide for payment or reimbursement of premiums for continued medical coverage for a period of up to 18 months for a Section 16 officer and his or her eligible dependents to the extent those premiums exceed the premiums for active employees. In the opinion of both management's and the Committee's respective independent compensation consultants, these changes made severance benefits for the Section 16 officers consistent with the median severance benefits provided by peer companies. Further, implementing a plan that will apply uniformly to all Section 16 officers going forward is expected to minimize the need for individual employment agreements.

Benefits in the Event of a Change in Control

              HP does not generally provide change in control benefits to its executive officers. However, under HP's equity plans, the Board has the discretion to accelerate vesting of all stock and stock option awards upon a change in control, but accelerated vesting is not automatic. This approach allows the Board to decide whether to vest equity after taking into consideration the facts and circumstances of a given transaction. As a result, the NEOs could become fully vested in their outstanding equity awards upon a change in control if the Board affirmatively acts to accelerate vesting.

              In addition, an involuntary termination of employment following a change in control of HP could qualify as "involuntary termination, not for cause" within the meaning of the SPEO. This event would trigger the same level of benefits as though the termination occurred absent a change in control.

              In the fall of 2010, the Committee entered into a letter agreement with Ms. Lesjak relating to her employment with HP. That letter agreement includes, among other things, certain protections for Ms. Lesjak in the event of a change in control of HP during the three-year term of the agreement. The Committee believed that including those provisions was appropriate given the context of changes in HP's leadership at that time.

Separation Agreement with Léo Apotheker

              On September 22, 2011, Mr. Apotheker terminated as President and Chief Executive Officer of HP, and HP and Mr. Apotheker subsequently entered into a Separation Agreement and Release (the "Separation Agreement"). The Separation Agreement confirms that Mr. Apotheker would receive certain compensation and benefits under the terms of his then-existing employment agreement, including $7.2 million in cash severance payments (subject to his continued compliance with certain non-compete and non-solicitation provisions) and accelerated vesting of 156,000 shares of restricted stock. The Separation Agreement also provides for Mr. Apotheker to receive a fiscal 2011 bonus of $2.4 million, reflecting his nearly 11 months of service with HP, and certain relocation and repatriation benefits to assist him in returning his family to France or Belgium, along with certain financial protections in connection with the sale of his California residence. In addition, Mr. Apotheker retains the right to receive future payouts under two of the three PRU awards granted to him in connection with his commencement of employment, subject to the company's satisfaction of applicable performance conditions. Mr. Apotheker's third PRU award was cancelled.

              The terms of the Separation Agreement, to the extent not set by the terms of this employment agreement, were the result of arm's-length negotiations between representatives of Mr. Apotheker and members of the Board, including members of the Committee, which received advice and input from the Committee's independent counsel.

Employment Offer Letter for Margaret C. Whitman as President and CEO

              On September 22, 2011, Ms. Whitman was elected President and Chief Executive Officer of HP. In connection with her election, Ms. Whitman received an offer letter detailing her compensation. The offer provides for base salary of $1 per year, a fiscal 2012 target annual bonus under the PfR Plan of $2.4 million, with a maximum bonus opportunity equal to 2.5 times target, subject to the satisfaction of the same performance conditions applicable to other participants in the PfR Plan, and a grant of an option to purchase 1,900,000 shares of HP stock. The option vests in accordance with the vesting schedule and performance criteria described below, which criteria require that HP's stock price increases by at least 40% over the price on the grant date of the option for the option to vest in full:

  •
  100,000 shares will vest, if at all, on each of the first three anniversaries of the option grant date, subject to Ms. Whitman's continued employment;

  •
  800,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Ms. Whitman's continued employment on the first anniversary of the option grant date, and (ii) subject to Ms. Whitman's continued employment on such date, the first date following the grant date that the closing price of HP common stock on the NYSE has met or exceeded 120% of the exercise price of the option for at least 20 consecutive trading days; and

  •
  800,000 shares will vest, if at all, upon the satisfaction of both of the following criteria prior to the expiration of the option: (i) Ms. Whitman's continued employment on the second anniversary of the option grant date, and (ii) subject to Ms. Whitman's continued employment on such date, the first date following the grant date that the closing price of HP common stock on the NYSE has met or exceeded 140% of the exercise price of the option for at least 20 consecutive trading days.

              The option will be subject to substantially the same terms and conditions as apply to options granted to other executives under the 2004 Plan except (i) if Ms. Whitman's employment is involuntarily terminated without cause by HP, then Ms. Whitman will forfeit all unvested shares subject to performance-based vesting, receive pro-rata accelerated vesting of all unvested shares subject to time-based vesting, and retain the right to exercise the option with respect to vested shares during the one-year period following her termination (or until the original expiration date of the option, if earlier), and (ii) any accelerated vesting of the option following Ms. Whitman's death or disability will apply only to shares subject to time-based vesting with any unvested shares subject to performance-based vesting being forfeited. In addition, Ms. Whitman is entitled to receive severance benefits payable under the SPEO at the rate applicable to an executive vice president rather than the rate applicable to the Chief Executive Officer (that is, using a 1.5x multiple of base pay plus bonus, rather than the 2.0x multiplier otherwise applicable to the Chief Executive Officer under the SPEO). The aggregate value of Ms. Whitman's compensation package is below the median for CEO compensation at peer companies.

Other Compensation-Related Matters

Succession Planning

              Among the Committee's responsibilities as described in its charter is to oversee succession planning and leadership development. The Board plans for succession of the CEO and annually reviews senior management selection and succession planning that is undertaken by the Committee. As part of this process, the independent directors annually review the Committee's recommended candidates for senior management positions to see that qualified candidates are available for all positions and that development plans are being utilized to strengthen the skills and qualifications of the candidates. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, executive officer leadership development, ability to motivate employees, and an ability to develop an effective working relationship with the Board.

Stock Ownership Guidelines

              HP's stock ownership guidelines are designed to increase executives' equity stakes in HP and to align executives' interests more closely with those of stockholders. The guidelines provide that, within five years of joining HP, the CEO should attain an investment position in HP's stock equal to five times her base salary and all other Section 16 officers should attain an investment position equal to three times their base salary. Since the CEO salary is currently set at $1, we use an imputed salary of $1.2 million, which is a competitive salary for a CEO in our peer group, to calculate Ms. Whitman's ownership requirement, thereby requiring her to hold shares with a value equal to at least $6 million within five years of joining HP. Shares counted toward these guidelines include any shares held by the executive directly or through a broker, shares held through the HP 401(k) Plan, shares held as restricted stock, shares underlying time-vested restricted stock units, and shares underlying vested but unexercised stock options (50% of the in-the-money value of such options is used for this calculation). During fiscal 2011, all NEOs were in compliance with these guidelines.

Accounting and Tax Effects

              The impact of accounting treatment is considered in developing and implementing HP's compensation programs, including the accounting treatment as it applies to amounts awarded or paid to HP's executives.

              The impact of federal tax laws on HP's compensation programs is also considered, including the deductibility of compensation paid to the NEOs, as limited by Section 162(m) of the Internal Revenue Code (the "Code"). Most of HP's compensation programs are designed to qualify for deductibility under Section 162(m), but to preserve flexibility in administering compensation programs, not all amounts paid under all of HP's compensation programs may qualify for deductibility.

              Likewise, the impact of Section 409A of the Code is taken into account, and HP's executive compensation plans and programs are, in general, designed to comply with the requirements of that section so as to avoid possible adverse tax consequences that may result from non-compliance.

Policy on Recovery of Bonus in Event of Financial Restatement

              In fiscal 2006, the Board adopted a "clawback" policy that permits the Board to recover certain cash bonuses from senior executives whose fraud or misconduct resulted in a significant restatement of financial results. The policy allows for the recovery of bonuses paid at or above target from those senior executives whose fraud or misconduct resulted in the restatement where the bonuses would have been lower absent the fraud or misconduct, to the extent permitted by applicable law.

Approval Process for Equity Grants

              There were no grants of stock options to the NEOs (other than the CEO) during fiscal 2011. Grants of stock awards to Section 16 officers (other than the CEO) are approved by the Committee at a regularly scheduled meeting, or occasionally at a special meeting or by unanimous written consent. Grants to the CEO are approved by the independent members of the full Board. If approval is obtained at a meeting, the grant date of the award is generally the date of the meeting. If approval is by unanimous written consent, the grant date of the award is generally the day the last Committee member (or independent Board member, in the case of the CEO) signs the consent. The Committee may act in advance to approve equity grants for newly-hired Section 16 officers and other executives, in which case the grant effective date may be the first day of employment or a later, pre-established date.

              HP has no practice of timing grants of stock options or restricted stock awards to coordinate with the release of material non-public information, and HP has not timed the release of material non-public information for the purpose of affecting the value of NEO compensation.

 HR and Compensation Committee Report on Executive Compensation

              The HR and Compensation Committee of the Board of Directors of Hewlett-Packard Company has reviewed and discussed with management this Compensation Discussion and Analysis. Based on this review and discussion, it has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of Hewlett-Packard Company filed for the fiscal year ended October 31, 2011.

HR and Compensation Committee of the Board of Directors

Lawrence T. Babbio, Jr., former Chair1
Patricia F. Russo, Chair2
John H. Hammergren
Ralph V. Whitworth3

1
Mr. Babbio's service as Chair of the HR and Compensation Committee ended effective January 4, 2012.
2
Ms. Russo was appointed Chair of the HR and Compensation Committee effective January 4, 2012.
3
Mr. Whitworth was appointed to the HR and Compensation Committee effective November 17, 2011.

Summary Compensation Table

              The following table sets forth information concerning the compensation of each person who served as chief executive officer of HP during a portion of fiscal 2011, HP's chief financial officer, and the three other most highly compensated executive officers serving during fiscal 2011.

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Non-Equity Incentive Plan Compensation(5) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) ($)	All Other Compensation(7) ($)	Total ($)
Margaret C. Whitman	2011	1	—	—	16,146,331	—	—	372,598	16,518,930
President and Chief Executive Officer
Catherine A. Lesjak	2011	825,000	—	9,310,408	—	679,143	89,920	101,507	11,005,978
Executive Vice President	2010	610,000	2,580,762	3,514,884	—	940,925	366,363	84,034	8,096,968
and Chief Financial Officer	2009	589,063	340,938	4,298,102	—	2,199,694	571,605	209,697	8,209,099
R. Todd Bradley	2011	850,000	—	9,271,624	—	464,457	273	105,447	10,691,801
Executive Vice President,	2010	748,000	1,655,355	5,021,292	—	1,465,145	373	187,666	9,077,831
Personal Systems Group	2009	743,125	337,857	4,701,215	—	5,767,373	727	248,378	11,798,675
Vyomesh I. Joshi	2011	850,000	—	7,965,324	—	638,355	263,503	76,215	9,793,397
Executive Vice President,	2010	748,000	1,953,883	3,765,932	—	1,568,930	978,888	102,459	9,118,092
Imaging and Printing Group	2009	743,125	77,507	3,134,250	—	3,937,173	1,505,196	183,647	9,580,898
Léo Apotheker(8)	2011	1,152,770	6,400,000	17,660,759	—	—	—	5,199,247	30,412,776
Former President and Chief Executive Officer
Shane V. Robison(9)	2011	781,250	—	7,620,151	—	606,506	21,827	15,660	9,045,394
Former Executive Vice President and Chief Strategy and Technology Officer

(1)
Amounts shown represent base salary earned or paid during the fiscal year, as described under "Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Base Pay."

(2)
The fiscal 2011 bonus amount for Mr. Apotheker represents a $4,000,000 signing bonus paid under the terms of his employment agreement and a $2,400,000 bonus paid under the terms of his separation agreement. Amounts shown for fiscal 2010 and 2009 represent the discretionary bonuses awarded to the NEOs by the Committee taking into account performance during the applicable fiscal year. No such discretionary bonuses were awarded for fiscal 2011.

(3)
The grant date fair value of all stock awards has been calculated in accordance with applicable financial accounting standards. In the case of RSUs and SRRSUs, the value is determined by multiplying the number of units granted by the closing price of HP common stock on the grant date. In the case of PRUs and SIPRUs, the accounting standards provide for the value to be determined using only those tranches where the applicable financial performance targets have been set as of the reporting date. As a result, except for an award of 304,000 PRUs granted to Mr. Apotheker with respect to the fiscal 2010 through fiscal 2012 performance period, the grant date fair value of PRUs and SIPRUs is calculated using only the first two tranches of each award; the third tranche is not included because its value was not yet probable of determination under applicable standards as of the initial reporting date. The grant date fair value of the award of 304,000 PRUs granted to Mr. Apotheker with respect to the fiscal 2010 through fiscal 2012 performance period is calculated using the grant date fair value of all tranches of the award because all of the applicable financial performance targets had been set as of the initial reporting date of that award. The fiscal 2011 stock award amount for Mr. Apotheker includes the $3,687,960 grant date fair value of that award of 304,000 PRUs, even though the award was canceled under the terms of Mr. Apotheker's separation agreement.

(4)
Other than the initial grants to Ms. Whitman following her election as President and CEO in fiscal 2011, no NEO was awarded a stock option in fiscal 2011, 2010 or 2009. The grant date fair value of option awards with time-based vesting is calculated by multiplying the Black-Scholes value determined as of the date of grant by the number of options awarded. The grant date fair value of performance-contingent stock option awards is calculated using a combination of a Monte Carlo simulation model and a lattice model as these awards contain market conditions. For information on the assumptions used to calculate the value of the awards, refer to Note 2 to HP's consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended October 31, 2011, as filed with the SEC on December 14, 2011.

(5)
Amounts shown represent payouts under the PfR Plan (amounts earned during the applicable fiscal year but paid after the end of that fiscal year).

(6)
Amounts shown represent the increase (or decrease) in the actuarial present value of NEO pension benefits during the applicable fiscal year. As described in more detail under "Narrative to the Fiscal 2011 Pension Benefits Table" below, pension accruals ceased for all NEOs in 2007, and NEOs hired after that date are not eligible for coverage under any pension plan. Accordingly, the amounts reported for the NEOs do not reflect additional accruals but reflect the fact that each of them is one year closer to "normal retirement age" as defined under the terms of the HP Pension Plan as well as changes in other actuarial assumptions. The assumptions used in calculating the change in pension benefits are described in footnote (2) to the Fiscal 2011 Pension Benefits Table below. No HP plan provides for above-market earnings on deferred compensation amounts, so the amounts reported in this column do not reflect any such earnings.

(7)
The amounts shown are detailed in the supplemental All Other Compensation Table below.

(8)
Mr. Apotheker terminated as President and Chief Executive Officer of HP and resigned as a member of the Board effective September 22, 2011.

(9)
Mr. Robison terminated as Executive Vice President and Chief Strategy and Technology Officer effective November 1, 2011.

Fiscal 2011 All Other Compensation Table

              The following table provides additional information about the amounts that appear in the "All Other Compensation" column in the Summary Compensation Table above:

Name	401(k) Company Match(1) ($)	NQDC Company Match(2) ($)	Relocation Expenses(3) ($)	Security Services/ Systems(4) ($)	Legal Fees(5) ($)	Severance Payments(6) ($)	Personal Aircraft Usage(7) ($)	Tax Gross- Up(8) ($)	Miscellaneous(9) ($)	Total AOC ($)
Margaret C. Whitman	—	—	—	—	—	—	49,069	—	323,529	372,598
Catherine A. Lesjak	10,602	9,800	—	3,243	46,473	—	1,281	4,258	25,850	101,507
R. Todd Bradley	9,637	9,800	13,256	4,486	—	—	29,799	9,555	28,914	105,447
Vyomesh I. Joshi	9,733	9,800	—	14,124	—	—	9,091	7,220	26,247	76,215
Léo Apotheker	17,800	—	2,912,621	398,384	130,591	—	25,028	193	1,714,630	5,199,247
Shane V. Robison	—	—	—	5,662	—	—	5,458	875	3,665	15,660

(1)
Represents matching contributions made under the HP 401(k) Plan. The amounts reported for Ms. Lesjak and Mr. Apotheker represent matching contributions received with respect to both the 2010 and the 2011 calendar years.

(2)
Represents matching contributions credited in February 2011 under the HP Executive Deferred Compensation Plan with respect to the 2010 calendar year of the plan.

(3)
Relocation expenses for Mr. Bradley represent the mortgage subsidy that Mr. Bradley was eligible to receive under HP's relocation policy. Relocation expenses for Mr. Apotheker include a $2,900,000 relocation payment provided under the terms of his employment agreement and $12,621 in relocation travel expenses provided for under the terms of his separation agreement.

(4)
Represents home security services provided to the NEOs. Although security systems were installed at the request of the company, consistent with SEC guidance, the expense is reported here as a perquisite due to the fact that there is an incidental personal benefit.

(5)
The amount reported for Ms. Lesjak represents reimbursement for legal fees and expenses incurred by Ms. Lesjak in connection with the negotiation of her December 15, 2010 letter agreement. The amount reported for Mr. Apotheker represents reimbursement for legal fees and expenses incurred by Mr. Apotheker in connection with the negotiation of his separation agreement.

(6)
No severance payments were made to any NEOs in fiscal 2011. Mr. Apotheker and Mr. Robison are each eligible to receive severance payments in fiscal 2012 and 2013 that are not reported as fiscal 2011 compensation because receipt of those payments is subject to the satisfaction of future performance conditions and, in the case of Mr. Robison, because his employment terminated in fiscal 2012.

(7)
Represents the value of personal usage of HP corporate aircraft. For purposes of reporting the value of such personal usage in this table, HP uses data provided by an outside firm to calculate the hourly cost of operating each type of aircraft. These costs include the cost of fuel, maintenance, landing and parking fees, crew, catering and supplies. For trips by NEOs that involve mixed personal and business usage, HP includes the incremental cost of such personal usage (i.e., the excess of the cost of the actual trip over the cost of a hypothetical trip without the personal usage). For income tax purposes, the amounts included in NEO income are calculated based on the standard industry fare level ("SIFL") valuation method. While tax gross-ups were provided for certain travel in the past, all aircraft-related tax gross-ups were discontinued effective February 28, 2009.

(8)
Represents primarily amounts to reimburse the NEOs for taxes on meals and other event-related expenses for individuals accompanying the NEOs to HP-sponsored events. This HP reimbursement policy applies to all HP employees where family members or partners are requested to attend HP-sponsored events or the expenses are otherwise properly incurred with respect to those individuals (e.g., in connection with an employee relocation). Tax reimbursements associated with expenses unrelated to an employee relocation were discontinued for NEOs effective January 1, 2012.

(9)
Includes the following amounts for financial counseling: Ms. Whitman: $1,500; Ms. Lesjak: $18,500; Mr. Bradley: $18,000; Mr. Joshi: $18,000; Mr. Apotheker: $13,500; and Mr. Robison: $2,378. The amount reported for Ms. Whitman also includes a $23,000 cash retainer, an equity retainer valued at $275,037, $10,000 in additional meeting fees and the $13,992 cost to HP of product donations made with respect to Ms. Whitman's service as a non-employee director during the period from January 21, 2011, the effective date of her election to the Board, until September 22, 2011, the effective date of her election as President and Chief Executive Officer. Following Ms. Whitman's election as President and Chief Executive Officer, this equity award was reduced by 50% to reflect that Ms. Whitman would not be serving as a non-employee director during that the remainder of the 2011-2012 Board term, and Ms. Whitman did not receive any separate compensation for her service as a director after her election. The amount reported for Mr. Apotheker also includes $1,700,000 paid as reimbursement for foregone non-competition payments that would have otherwise been payable by his former employer. The remaining amounts for all NEOs represent primarily the aggregate incremental cost of lodging, travel, meals and other event-related expenses provided for family members accompanying the NEO to HP-sponsored events at HP's request. For group events where individual expense information is not available, the amounts reported represent an estimate of the aggregate incremental cost attributable to family members in attendance at such events.

 Narrative to the Summary Compensation Table

              The amounts reported in the Summary Compensation Table, including base pay, annual and long-term incentive amounts, benefits and perquisites, are described more fully under "Compensation Discussion and Analysis."

              The amounts reported in the column entitled "Non-Equity Incentive Plan Compensation" include amounts earned in fiscal 2011 by all the NEOs under the PfR Plan for fiscal 2011. The narrative description of the remaining information in the Summary Compensation Table is provided in the narrative to the other compensation tables.

Grants of Plan-Based Awards in Fiscal 2011

              The following table provides information on awards granted under the PfR Plan for fiscal 2011 and awards of stock options, performance-contingent stock options ("PCSOs"), restricted stock awards, PRUs, RSUs, SIPRUs and SRRSUs granted as part of fiscal 2011 long-term incentive compensation:

									All Other Option Awards: Number of Securities Underlying Options(6) (#)
								All Other Stock Awards: Number of Shares of Stock or Units(5) (#)		All Other Option Exercise or Base Price of Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)(4)						Grant Date Fair Value of Stock and Option Awards(7) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Margaret C. Whitman
RSU(8)	4/25/11							6,786			275,037
Stock Options	9/27/11								300,000	23.59	2,220,682
PCSO	9/27/11					1,600,000				23.59	13,925,649
Catherine A. Lesjak
PfR	11/1/10	10,313	1,031,250	2,578,125
PRU	12/10/10				38,108	190,540	381,080				3,300,458
RSU	12/10/10							47,635			2,030,204
SIPRU	1/19/11				35,113	70,226	140,452				979,721
SRRSU	6/27/11							85,764			3,000,025
R. Todd Bradley
PfR	11/1/10	10,625	1,062,500	2,656,250
PRU	12/10/10				28,348	141,736	283,472				2,455,094
RSU	12/10/10							35,434			1,510,197
SIPRU	1/19/11				46,818	93,635	187,270				1,306,300
SRRSU	6/27/11							114,352			4,000,033
Vyomesh I. Joshi
PfR	11/1/10	10,625	1,062,500	2,656,250
PRU	12/10/10				28,348	141,736	283,472				2,455,094
RSU	12/10/10							35,434			1,510,197
SRRSU	6/27/11							114,352			4,000,033
Léo Apotheker
PfR	11/1/10	24,000	2,400,000	6,000,000
PRU(9)	11/1/10				60,800	304,000	608,000				3,687,960
PRU	11/1/10				84,800	424,000	848,000				7,344,359
RSA	11/1/10							156,000			6,628,440
Shane V. Robison
PfR	11/1/10	9,375	937,500	2,343,750
PRU	12/10/10				18,876	94,378	188,756				1,634,778
RSU	12/10/10							23,595			1,005,619
SIPRU	1/19/11				35,113	70,226	140,452				979,721
SRRSU	6/27/11							114,352			4,000,033

(1)
Amounts represent the range of possible cash payouts for fiscal 2011 awards under the PfR Plan.

(2)
The PCSO awards granted to Ms. Whitman vest as described under "Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Employment Offer Letter for Margaret C. Whitman as President and CEO."

(3)
PRU award amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the PRU award assuming achievement of threshold, target and maximum performance. If HP's cash flow performance is below threshold for each year during the performance period or if HP's TSR for the three-year period is in the bottom quartile of the S&P 500, no shares will be released at the end of the period. See the discussion of PRU awards under "Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Long-Term Incentive Pay—Performance-Based Restricted Units."

(4)
SIPRU award amounts represent the range of shares that may be released at the end of the three-year performance period applicable to the SIPRU award assuming achievement of threshold, target and maximum performance. If HP's EPS performance is below threshold for each year during each the performance periods and if HP's TSR for each performance period is in the bottom half of the S&P 500, no shares will be released at the end of the three-year performance period. See the discussion of SIPRU awards under "Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Long-Term Incentive Pay—Special Performance-Based Restricted Unit Awards."

(5)
Except as otherwise noted, restrictions on RSU awards lapse as to one-half of the units on each of the first and second anniversaries of the date of grant. Restrictions on the SRRSU awards lapse on the fourth anniversary of the date of grant but may be accelerated if certain stock price performance conditions are satisfied during the third and fourth years. See the discussion of SRRSU awards under "Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Long-Term Incentive Pay—Strategic Retention Restricted Stock Unit Awards."

(6)
Stock option awards vest as to one-third of the shares on each of the first, second and third anniversaries of the date of grant.

(7)
See footnote (3) to the Summary Compensation Table for a description of the method used to determine the grant date fair value of stock awards.

(8)
Represents the RSU award granted to Ms. Whitman as compensation for her service as a non-employee director during the 2011-2012 Board term. Following Ms. Whitman's appointment as President and Chief Executive Officer on September 22, 2011, this RSU award was reduced by 50% to reflect that Ms. Whitman would not be serving as a non-employee director during the entire 2011-2012 Board term. The restrictions on this RSU award lapse after one year from the date of grant.

(9)
Represents the PRU award that was canceled under the terms of Mr. Apotheker's separation agreement.

Outstanding Equity Awards at 2011 Fiscal Year-End

              The following table provides information on stock and option awards held by the NEOs as of October 31, 2011:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date(4)	Number of Shares or Units of Stock That Have Not Vested(5)(6) (#)	Market Value of Shares or Units of Stock That Have Not Vested(7) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(8) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(7) ($)
Margaret C. Whitman	—	300,000	1,600,000	23.59	9/27/2019	3,422	91,059	—	—
Catherine A. Lesjak	35,000	—	—	31.50	1/23/2014	145,862	3,881,388	326,172	8,679,437
	100,000	—	—	42.27	1/18/2015
R. Todd Bradley	200,000	—	—	42.27	1/18/2015	167,152	4,447,915	334,950	8,913,020
Vyomesh I. Joshi	300,000	—	—	22.02	3/18/2012	163,062	4,339,080	225,558	6,002,098
	500,000	—	—	21.77	4/14/2013	—	—	—	—
	340,000	—	—	31.50	1/23/2014	—	—	—	—
	200,000	—	—	42.27	1/18/2015	—	—	—	—
Léo Apotheker	—	—	—	—	—	—	—	424,000	11,282,640
Shane V. Robison	37,500	—	—	42.27	1/18/2015	148,012	3,938,599	217,407	5,785,200

(1)
Option awards in this column vest as to one-third of the shares on each of the first, second and third anniversaries of September 27, 2011, the date of grant.

(2)
Option awards in this column vest as to one-half of the shares on each of the first and second anniversaries of September 27, 2011, the date of grant, subject to the satisfaction of certain stock price performance conditions.

(3)
Option exercise prices are the fair market value of HP common stock on the date of grant.

(4)
All options have an eight-year term.

(5)
The amounts in this column include shares underlying dividend equivalent units granted with respect to outstanding stock awards through October 31, 2011. The release dates and release amounts for all unvested stock awards are as follows, assuming any applicable performance conditions are satisfied in full:

•
Ms. Whitman: April 25, 2012 (3,393 shares plus accrued dividend equivalent shares);

•
Ms. Lesjak: December 10, 2011 (35,056 shares plus accrued dividend equivalent shares); December 10, 2012 (23,817 shares plus accrued dividend equivalent shares); and June 27, 2015 (85,764 shares plus accrued dividend equivalent shares);

•
Mr. Bradley: December 10, 2011 (33,772 shares plus accrued dividend equivalent shares); December 10, 2012 (17,717 shares plus accrued dividend equivalent shares); and June 27, 2015 (114,352 shares plus accrued dividend equivalent shares);

  •
  Mr. Joshi: December 10, 2011 (29,758 shares plus accrued dividend equivalent shares); December 10, 2012 (17,717 shares plus accrued dividend equivalent shares); and June 27, 2015 (114,352 shares plus accrued dividend equivalent shares); and

  •
  Mr. Robison: All unvested stock awards vested or lapsed in connection with the termination of Mr. Robison's employment effective on November 1, 2011.

(6)
The outstanding RSU award held by Ms. Whitman was granted to her as compensation for her service as a non-employee director during the 2011-2012 Board term. Following Ms. Whitman's appointment as President and Chief Executive Officer on September 22, 2011, this RSU award was reduced by 50% to reflect that Ms. Whitman would not be serving as a non-employee director during the entire 2011-2012 Board term.

(7)
Value calculated based on the $26.61 closing price of HP common stock on October 31, 2011.

(8)
The amounts in this column include the number of PRUs granted in fiscal 2010 and fiscal 2011, adjusted for actual achievement during those periods on the annual metric of cash flow from operations as a percentage of revenue with respect to the portion of each award attributable to fiscal 2011 performance. Performance on the annual cash flow metric was 90.26% of target for fiscal 2010 and was 88.18% of target for fiscal 2011. The 90.26% multiplier applies to the first one-third of the PRUs granted for fiscal 2010, the 88.18% multiplier applies to the second one-third of the PRUs granted for fiscal 2010 and the first one-third of the PRUs granted for fiscal 2011, and the remaining units are reported at target and will be adjusted based on actual cash flow performance during the remaining portion of the applicable performance periods. Total PRUs credited at the conclusion of each three-year period will be adjusted by HP's TSR performance, which will determine the number of shares, if any, released at the end of the period. The amounts in this column also include the number of SIPRUs granted in fiscal 2011, adjusted for actual achievement during fiscal 2011 on the metric of earnings per share. Performance on the earnings per share metric was below threshold for fiscal 2011, so no units were earned for that period. The remaining units are reported at target and will be adjusted based on actual earnings per share performance during the remaining portion of each performance period. Total SIPRUs credited at the conclusion of the first performance period will be adjusted by HP's TSR performance for the two-year period as compared to the S&P 500, which will determine the number of shares, if any, released at the end of the three-year performance period.

Option Exercises and Stock Vested in Fiscal 2011

              The following table provides information about options exercised and stock awards vested for the NEOs during the fiscal year ended October 31, 2011:

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(3) ($)
Margaret C. Whitman	—	—	—	—
Catherine A. Lesjak	6,250	135,844	24,635	1,098,295
R. Todd Bradley	90,000	1,149,525	30,733	1,362,726
Vyomesh I. Joshi	225,000	4,552,445	21,836	965,909
Léo Apotheker	—	—	156,000	3,556,800
Shane V. Robison	—	—	19,084	849,631

(1)
Does not include the PRU awards granted for the three-year period that ended on October 31, 2011 because none of those awards vested.

(2)
Represents the amounts realized based on the difference between the market price of HP stock on the date of exercise and the exercise price.

(3)
Represents the amounts realized based on the fair market value of HP stock on the vesting date for restricted stock or restricted stock units. Fair market value is determined based on the closing price of HP's common stock on the applicable date.

Fiscal 2011 Pension Benefits Table

              The following table provides information about the present value of accumulated pension benefits payable to each NEO (no payments were made to any NEO during fiscal 2011):

Name	Plan Name(1)	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit 10/31/11(2) ($)
Margaret C. Whitman(3)	—	—	—
	—	—	—
Catherine A. Lesjak	RP	21.3	243,523
	EBP	21.3	1,743,108
R. Todd Bradley	CAPP	0.6	11,982
	CARP	0.6	8,234
Vyomesh I. Joshi	RP	27.2	318,650
	EBP	27.2	5,880,039
Léo Apotheker(4)	—	—	—
	—	—	—
Shane V. Robison	RP	3.0	66,798
	EBP	3.0	420,689

(1)
The "CAPP" and the "CARP" are the qualified HP Cash Account Pension Plan and the nonqualified HP Cash Account Restoration Plan, respectively. The "RP" and the "EBP" are the qualified HP Retirement Plan and the nonqualified HP Excess Benefit Plan, respectively. All benefits are frozen under these plans. The CAPP and the RP have been merged into the HP Pension Plan, although benefits continue to be determined under the separate formulas.

(2)
The present value of accumulated benefits is shown at the age 65 unreduced retirement age for the RP and the EBP using the assumptions under Accounting Standards Codification (ASC) Topic 715-30 Defined Benefit Plans—Pension for 2011 fiscal year end measurement (as of October 31, 2011). The present value is based on a discount rate of 4.85% for the RP and 4.04% for the EBP, lump sum interest rates of 1.98% for the first 5 years, 4.49% for the next 15 years and 5.80% thereafter, and applicable mortality. As of October 31, 2010 (the prior measurement date), the ASC Topic 715-30 assumptions included a discount rate of 5.60% for the RP and 4.45% for the EBP, lump sum interest rates of 1.74% for the first 5 years, 4.75% for the next 15 years and 6.03% thereafter, and applicable mortality. Since there are no early retirement reductions in the CAPP or the CARP and the account balances are vested, the CAPP and the CARP account balances are used as the present value of the accumulated benefit.

(3)
Ms. Whitman is not eligible to receive benefits under any defined benefit pension plan, as HP ceased benefit accruals under all of its U.S. defined benefit pension plans prior to the commencement of her employment with HP.

(4)
Mr. Apotheker is not eligible to receive benefits under any defined benefit pension plan, as HP ceased benefit accruals under all of its U.S. defined benefit pension plans prior to the commencement of his employment with HP.

Narrative to the Fiscal 2011 Pension Benefits Table

              No NEO currently accrues a benefit under any qualified or non-qualified defined benefit pension plan, as HP ceased benefit accruals in all of its U.S. qualified defined benefit pension plans (and their non-qualified plan counterparts) in prior years. Benefits previously accrued by the NEOs under HP pension plans are payable to them following termination of employment, subject to the terms of the applicable plan.

Terms of the HP Retirement Plan

              Ms. Lesjak, Mr. Joshi and Mr. Robison earned benefits under the RP and the EBP based on their pay and service prior to 2008. The RP is a traditional defined benefit plan that provided a benefit based on years of service and the participant's "highest average pay rate," reduced by a portion of Social Security earnings. "Highest average pay rate" was determined based on the 20 consecutive fiscal quarters when pay was the highest. Pay for this purpose included base pay and bonus, subject to applicable IRS limits. Benefits under the RP may be taken in one of several different annuity forms or in an actuarially equivalent lump sum. Benefits calculated under the RP are offset by the value of benefits earned under the HP Deferred Profit Sharing Plan (the "DPSP") before 1993. Together, the RP and the DPSP constitute a "floor-offset" arrangement for periods before 1993.

              Benefits not payable from the RP and the DPSP due to IRS limits are paid from the nonqualified EBP under which benefits are unfunded and unsecured. When an EBP participant terminates employment, the benefit liability is transferred to the EDCP, where an account is established for the participant. That account is then credited with hypothetical investment earnings (gains or losses) based upon the investment election made by participants from among investment options similar to those offered under the HP 401(k) Plan. There is no formula that would result in above-market earnings or payment of a preferential interest rate on this benefit.

              At the time of distribution, amounts representing EBP benefits are paid from the EDCP in a lump sum or installment form, according to pre-existing elections made by those participants, except that participants with a small benefit or who have not qualified for retirement status (age 55 with at least 15 years of service) are paid their EBP benefit in January of the year following their termination, subject to any delay required by Section 409A of the Code.

Terms of the HP Cash Account Pension Plan

              Prior to 2006, Mr. Bradley earned benefits under the CAPP, which is a cash balance plan that provides pension benefits determined by reference to a hypothetical account balance.

              Prior to this plan being frozen, participants received "pay credits" equal to four percent of base pay credited quarterly to their accounts and "interest credits" credited daily. Currently, participants who have not taken a distribution receive interest credits at the rate equal to the one-year rate for Treasury securities plus one percent; the "interest credit" rate is adjusted annually. Benefits under the CAPP may be taken in one of several different annuity forms or in a lump sum equal to the hypothetical account balance.

              Prior to 2006, Mr. Bradley also received pay and interest credits to a hypothetical account balance established for CARP participants on base pay in excess of certain IRS limits at the same rates as had been credited under the CAPP. Benefits under the CARP are unfunded and unsecured. Upon termination of employment, a CARP participant is paid his or her account balance in the form of a lump sum in January of the year following termination, subject to any delay required by Section 409A of the Code.

              HP does not sponsor any other supplemental pension plans or special retiree medical benefit plans for executive officers.

Fiscal 2011 Nonqualified Deferred Compensation Table

              The following table provides information about contributions, earnings, withdrawals, distributions and balances under the EDCP:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at FYE ($)
Margaret C. Whitman	—	—	—	—	—
Catherine A. Lesjak	111,865	9,800	315,032	(66,531)	4,411,981
R. Todd Bradley	24,000	9,800	(15,462)	—	2,522,472
Vyomesh I. Joshi	120,000	9,800	96,568	—	2,203,642
Léo Apotheker	—	—	—	—	—
Shane V. Robison	—	—	(1,912)	—	13,537

(1)
The amounts reported here as "Executive Contributions" and "Registrant Contributions" are reported as compensation to such NEO in the Summary Compensation Table above.

(2)
The contributions reported here as "Registrant Contributions" were made in February 2011 with respect to calendar year 2010 participant base-pay deferrals. During fiscal 2011, the NEOs were eligible to receive a discretionary 4% matching contribution on base-pay deferrals that exceeded the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that limit.

Narrative to the Fiscal 2011 Nonqualified Deferred Compensation Table

              HP sponsors the EDCP, a nonqualified deferred compensation plan that permits eligible U.S. employees to defer base pay in excess of the amount taken into account under the qualified HP 401(k)

Plan and bonus amounts of up to 95% of the annual incentive bonus payable under the PfR Plan. In addition, a matching contribution is available under the plan to eligible employees. The matching contribution applies to base-pay deferrals on compensation above the IRS limit that applies to the qualified HP 401(k) Plan up to a maximum of two times that compensation limit (for fiscal 2011, on base pay from $245,000 to $490,000). During fiscal 2011, the NEOs were eligible for a matching contribution of up to 4%, based on HP's financial performance during each fiscal quarter. Effective with restoration of the matching contribution made to the HP 401(k) Plan on a non-discretionary basis beginning February 1, 2011, matching contributions to the EDCP also reverted to being non-discretionary.

              At the time participation is elected, employees must specify the amount of base pay and/or the percentage of bonus to be deferred, as well as the time and form of payment. If termination of employment occurs before retirement (defined as at least age 55 with 15 years of service), distribution is made in the form of a lump sum in January of the year following the year of termination, subject to any delay required under Section 409A of the Code. At retirement, benefits are paid according to the distribution election made by the participant at the time of the deferral election and are subject to any delay required under Section 409A of the Code. No withdrawals are permitted during employment or prior to the previously elected distribution date, other than "hardship" withdrawals as permitted by applicable law.

              Amounts deferred or credited under the EDCP are credited with hypothetical investment earnings based on participant investment elections made from among the investment options available under the HP 401(k) Plan. Accounts maintained for participants under the EDCP are not held in trust, and all such accounts are subject to the claims of general creditors of HP. No amounts are credited with above-market earnings.

Potential Payments Upon Termination or Change in Control

              The amounts in the following table assume that the NEOs terminated HP employment effective October 31, 2011. The closing price of HP common stock was $26.61 on that date. These amounts are in addition to benefits generally available to U.S. employees upon termination of employment, such as distributions from the retirement plans and the HP 401(k) Plan and payment of accrued vacation. Of the NEOs, only Mr. Joshi is currently eligible for "retirement" status, which is generally defined in the United States as termination of employment on or after age 55 with at least 15 years of qualifying service.

				Long Term Incentive Programs(3)
Name	Termination Scenario	Total(1) ($)	Severance(2) ($)	Stock Options ($)	Restricted Stock ($)	PRU/SIPRU Program ($)
Margaret C. Whitman	Voluntary/For Cause	—	—	—	—	—
	Disability	906,000	—	906,000	—	—
	Retirement	—	—	—	—	—
	Death	906,000	—	906,000	—	—
	Not for Cause	46,141	2	46,139	—	—
	Change in Control	46,141	2	46,139	—	—
Catherine A. Lesjak	Voluntary/For Cause	—	—	—	—	—
	Disability	6,855,239	—	—	3,848,791	3,006,448
	Retirement	—	—	—	—	—
	Death	4,262,946	—	—	1,256,498	3,006,448
	Not for Cause	18,078,388	5,550,188	—	3,848,791	8,679,409
	Change in Control	18,078,388	5,550,188	—	3,848,791	8,679,409
R. Todd Bradley	Voluntary/For Cause	—	—	—	—	—
	Disability	7,678,731	—	—	4,413,029	3,265,702
	Retirement	—	—	—	—	—
	Death	4,500,193	—	—	1,234,491	3,265,702
	Not for Cause	7,849,983	3,603,357	—	980,924	3,265,702
	Change in Control	16,929,374	3,603,357	—	4,413,029	8,912,988
Vyomesh I. Joshi	Voluntary/For Cause	6,939,178	—	—	4,306,216	2,632,962
	Disability	6,939,178	—	—	4,306,216	2,632,962
	Retirement	6,939,178	—	—	4,306,216	2,632,962
	Death	3,769,528	—	—	1,136,566	2,632,962
	Not for Cause	10,794,765	3,855,587	—	4,306,216	2,632,962
	Change in Control	14,163,879	3,855,587	—	4,306,216	6,002,076

(1)
Total does not include amounts earned or benefits accumulated due to continued service by the NEO through October 31, 2011, including vested stock options, accrued retirement benefits, and vested balances in the EDCP, as those amounts are detailed in the preceding tables. Total also does not include amounts a NEO was eligible to receive under the annual PfR Plan with respect to fiscal 2011 performance, which amounts could have been reduced or eliminated by the Committee (prior to payment) for any reason.

(2)
For Ms. Whitman, the amounts reported represent the cash benefits payable under Ms. Whitman's employment offer letter, as discussed under "Executive Compensation—Compensation Discussion and Analysis—Analysis of Elements of Fiscal 2011 Executive Compensation—Employment Offer Letter for Margaret C. Whitman as President and CEO." For Ms. Lesjak, the amounts reported represent the cash benefits payable under Ms. Lesjak's December 15, 2010 letter agreement. For the other NEOs, the amount reported is the cash benefit payable in the event of a qualifying termination under the SPEO.

(3)
Effective for terminations occurring after November 1, 2011, the SPEO was amended to provide that covered executives will receive pro-rata vesting on unvested equity awards, so long as they have worked at least 25% of the applicable vesting or performance period, as discussed under "Executive Compensation—Compensation Discussion and Analysis—Severance Plan for Executive Officers." With respect to the treatment of equity in the event of a change in control of HP, the information reported assumes that the Board or the Committee would exercise discretion to accelerate vesting of equity in not for cause terminations. Because Mr. Joshi is "retirement eligible," upon his retirement, his equity awards will receive the treatment described under "Executive Compensation—HP Retirement Arrangements" below. Pro-rata vesting of PRUs and SIPRUs based on actual performance applies in the event of a termination due to retirement, death or disability for all grant recipients. To calculate the value of unvested PRUs and SIPRUs for purposes of this table, actual performance is used for the portions of the awards where the performance is known, and target performance is used for the portions of the awards where actual performance has not yet been determined.

HP Severance Plan for Executive Officers

              A participant will be deemed to have incurred a qualifying termination for purposes of the SPEO if he or she is involuntarily terminated without cause and executes a full release of claims in a form satisfactory to HP promptly following termination. For purposes of the SPEO, "cause" means a participant's material neglect (other than as a result of illness or disability) of his or her duties or responsibilities to HP or conduct (including action or failure to act) that is not in the best interest of, or is injurious to, HP. The material terms of the SPEO are described under "Executive Compensation—Compensation Discussion and Analysis—Severance Plan for Executive Officers."

Voluntary or "For Cause" Termination

              In general, a NEO who remained employed through October 31, 2011 (the last day of the fiscal year) but voluntarily terminated employment immediately thereafter, or was terminated immediately thereafter as a "for cause" termination, would be eligible (1) to receive his or her annual incentive amount earned for fiscal 2011 under the PfR Plan (subject to any downward adjustment or elimination by the Committee prior to actual payment), (2) to exercise his or her vested stock options on or before the last day of employment, (3) to receive a distribution of vested amounts deferred or credited under the EDCP, and (4) to receive a distribution of his or her vested benefits under the HP 401(k) and pension plans. A NEO who terminated employment before October 31, 2011, either voluntarily or in a "for cause" termination, would generally not have been eligible to receive any amount under the PfR Plan with respect to the fiscal year in which the termination occurred, except that the Committee has the discretion to make payment of prorated bonus amounts to individuals on leave of absence or in non-pay status, as well as in connection with certain voluntary severance incentives, workforce reductions and similar programs.

"Not for Cause" Termination

              A "not for cause" termination would qualify the NEO for the amounts described above under a "voluntary" termination and benefits under the SPEO if the NEO signs the required release of claims in favor of HP.

              In addition to the cash severance benefits and pro-rata equity awards payable under the SPEO, the NEO would be eligible to exercise vested stock options up to one year after termination and receive distributions of vested, accrued benefits from HP deferred compensation and pension plans.

Termination Following a Change in Control

              In the event of a change in control of HP, the Board is authorized (but not required) to accelerate the vesting of stock options and to release restrictions on awards issued under HP stock plans. In addition, Ms. Lesjak is covered by an agreement which provides her with certain additional protections in the event of a change in control. For the purposes of this table, the amounts reported for each NEO in the rows marked "Change in Control" assume that the Board would exercise its discretion in this manner, resulting in fully accelerated vesting of stock options and a release of all restrictions on restricted stock and outstanding PRU awards. In addition, an executive terminated on October 31, 2011 following a change in control would be eligible for benefits under the SPEO, as described above.

HP Severance Policy for Senior Executives

              Under the HP Severance Policy for Senior Executives adopted by the Board in July 2003 (the "HP Severance Policy"), HP will seek stockholder approval for future severance agreements, if any, with certain senior executives that provide specified benefits in an amount exceeding 2.99 times the sum of the executive's current annual base salary plus annual target cash bonus, in each case as in effect immediately prior to the time of such executive's termination. Individuals subject to this policy consist of the Section 16 officers designated by the Board. In implementing this policy, the Board may elect to seek stockholder approval after the material terms of the relevant severance agreement are agreed upon.

              For purposes of determining the amounts subject to the HP Severance Policy, benefits subject to the limit generally include cash separation payments that directly relate to extraordinary benefits that are not available to groups of employees other than the Section 16 officers upon termination of employment. Benefits that have been earned or accrued, as well as prorated bonuses, accelerated stock or option vesting and other benefits that are consistent with HP practices applicable to employees other than the Section 16 officers, are not counted against the limit. Specifically, benefits subject to the HP Severance Policy include: (a) separation payments based on a multiplier of salary plus target bonus, or cash amounts payable for the uncompleted portion of employment agreements; (b) any gross-up payments made in connection with severance, retirement or similar payments, including any gross-up payments with respect to excess parachute payments under Section 280G of the Code; (c) the value of any service period credited to a Section 16 officer in excess of the period of service actually provided by such Section 16 officer for purposes of any employee benefit plan; (d) the value of benefits and perquisites that are inconsistent with HP practices applicable to one or more groups of employees in addition to, or other than, the Section 16 officers ("Company Practices"); and (e) the value of any accelerated vesting of any stock options, stock appreciation rights, restricted stock or long-term cash incentives that is inconsistent with Company Practices. The following benefits are not subject to the HP Severance Policy, either because they have been previously earned or accrued by the employee or because they are consistent with Company Practices: (i) compensation and benefits earned, accrued, deferred or otherwise provided for employment services rendered on or prior to the date of termination of employment pursuant to bonus, retirement, deferred compensation or other benefit plans, e.g., 401(k) plan distributions, payments pursuant to retirement plans, distributions under deferred compensation plans or payments for accrued benefits such as unused vacation days, and any amounts earned with respect to such compensation and benefits in accordance with the terms of the applicable plan; (ii) payments of prorated portions of bonuses or prorated long-term incentive payments that are consistent with Company Practices; (iii) acceleration of the vesting of stock options, stock appreciation rights, restricted stock, restricted stock units or long-term cash incentives that is consistent with Company Practices; (iv) payments or benefits required to be provided by law; and

(v) benefits and perquisites provided in accordance with the terms of any benefit plan, program or arrangement sponsored by HP or its affiliates that are consistent with Company Practices.

              For purposes of the HP Severance Policy, future severance agreements include any severance agreements or employment agreements containing severance provisions that HP may enter into after the adoption of the HP Severance Policy by the Board, as well as agreements renewing, modifying or extending such agreements. Future severance agreements do not include retirement plans, deferred compensation plans, early retirement plans, workforce restructuring plans, retention plans in connection with extraordinary transactions or similar plans or agreements entered into in connection with any of the foregoing, provided that such plans or agreements are applicable to one or more groups of employees in addition to the Section 16 officers.

HP Retirement Arrangements

              Upon retirement on or after age 55 with at least 15 years of qualifying service, HP employees in the United States receive full vesting of options granted under HP common stock plans with a three-year post-termination exercise period. Restricted stock and restricted stock units granted prior to November 1, 2011 continue to vest in accordance with their normal vesting schedule, subject to certain post-employment restrictions, and all restrictions on restricted stock and restricted stock units granted on or after November 1, 2011 lapse upon retirement. Awards under the PRU Program, if any, are paid on a prorated basis to participants at the end of the performance period based on actual results, and bonuses, if any, under the PfR Plan may be paid in prorated amounts at the discretion of management based on actual results. In accordance with Section 409A of the Code, certain amounts payable upon retirement of (or other termination by) the NEOs and other key employees will not be paid out for at least six months following termination of employment. Of the NEOs, only Mr. Joshi was eligible to retire as of October 31, 2011.

              HP sponsors two retiree medical programs in the United States, one of which provides subsidized coverage for eligible participants based on years of service. Eligibility for this program requires that participants have been employed by HP before January 1, 2003 and have met other age and service requirements. Of the NEOs, only Mr. Joshi will be eligible for this program following his termination of employment.

              The other U.S. retiree medical program sponsored by HP provides eligible retirees with access to coverage at group rates only, with no direct subsidy provided by HP. In addition, beginning at age 45, eligible U.S. employees may participate in the HP Retirement Medical Savings Account Plan (the "RMSA"), under which participants are eligible to receive HP matching credits of $1,200 per year, beginning at age 45, up to a lifetime maximum of $12,000, which can be used to cover the cost of such retiree medical coverage (or other qualifying medical expenses) if the employee retires from HP on or after age 55 with at least 10 years of qualifying service. All of the NEOs other than Mr. Joshi could be eligible for the HP Retiree Medical Plan and the employer credits accumulated under the RMSA if they retire from HP on or after age 55 with at least 10 years of qualifying service. Mr. Robison will become eligible to enroll in the HP Retiree Medical Plan following the conclusion of his Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") continuation coverage period.

Separation Agreement with Shane V. Robison

              Following the termination of Mr. Robison's employment effective November 1, 2011, HP and Mr. Robison entered into a Mutual Separation Agreement and Release that provides for Mr. Robison to receive a cash severance benefit of $3,996,756 in full satisfaction of HP's obligations under the SPEO. The Agreement also provided for pro-rata vesting of his outstanding RSU and PRU awards (subject to achievement of applicable performance conditions, in the case of PRU awards), and up to

18 months to exercise vested stock options. In addition, Mr. Robison received a fiscal 2011 bonus under the PfR Plan in the amount of $606,506, which represents 62% of his target award. HP will also reimburse Mr. Robison for COBRA premiums for continuing medical coverage for up to 18 months to the extent that they exceed premiums for current employees and provide six months of outplacement service. All such payments are subject to Mr. Robison's continued compliance with certain post-employment protective covenants, including non-compete and non-solicitation provisions.

EQUITY COMPENSATION PLAN INFORMATION

              The following table summarizes our equity compensation plan information as of October 31, 2011.

Plan Category	Common shares to be issued upon exercise of outstanding options, warrants and rights(1)		Weighted-average exercise price of outstanding options, warrants and rights(2)	Common shares available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by HP stockholders	114,826,829	(3)	$29.3962	172,258,661	(4)
Equity compensation plans not approved by HP stockholders	0		0	0

Totals	114,826,829		$29.3962	172,258,661

(1)
This column does not reflect awards of options and restricted stock units assumed in acquisitions where the plans governing the awards were not available for future awards as of October 31, 2011. As of October 31, 2011, individual awards of options and restricted stock units to purchase a total of 32,551,785 shares were outstanding pursuant to awards assumed in connection with acquisitions and granted under such plans at a weighted average exercise price of $22.6749. Includes stock appreciation rights with respect to 35,008 shares of HP common stock assumed in connection with HP's acquisition of Compaq Computer Corporation.

(2)
This column does not reflect the exercise price of shares underlying the assumed options referred to in footnote (1) to this table or the purchase price of shares to be purchased pursuant to the ESPP or the legacy HP Employee Stock Purchase Plan (the "Legacy ESPP"). In addition, the weighted average exercise price does not take into account the shares issuable upon vesting of outstanding awards of restricted stock units and PRUs, which have no exercise price.

(3)
Includes awards of options and restricted stock units outstanding under the ESPP, the 2004 Plan, the HP 2000 Stock Plan, the HP 1995 Incentive Stock Plan and the HP 1997 Director Stock Plan. Also includes awards of PRUs representing 11,315,233 shares that may be issued under the 2004 Plan. Each PRU award reflects a target number of shares that may be issued to the award recipient. HP determines the actual number of shares the recipient receives at the end of a three-year performance period based on results achieved versus company performance goals and stockholder return relative to the market. The actual number of shares that a grant recipient receives at the end of the period may range from 0% to 200% of the target number of shares.

(4)
Includes (i) 69,913,760 shares available for future issuance under the 2004 Plan, (ii) 98,252,910 shares available for future issuance under the ESPP, (iii) 2,725,611 shares available for future issuance under the Legacy ESPP, and (iv) 1,366,380 shares available for future issuance under the HP Service Anniversary Award Plan.

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

              The Audit Committee has appointed Ernst & Young LLP ("EY") as HP's independent registered public accounting firm for the fiscal year ending October 31, 2012. Stockholders are being asked to ratify the appointment of EY at the annual meeting pursuant to Proposal No. 2. Representatives of EY are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Fees Incurred by HP for Ernst & Young LLP

              The following table shows the fees paid or accrued by HP for audit and other services provided by EY for fiscal 2011 and 2010.

	2011	2010
	In millions
Audit Fees(1)	$30.5	$30.8
Audit-Related Fees(2)	13.9	14.9
Tax Fees(3)	3.0	6.1
All Other Fees	0.0	0.0

Total	$47.4	$51.8

              The Audit Committee has approved all of the fees above.

              The Audit Committee has delegated to the chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by HP's independent registered public accounting firm and associated fees up to a maximum for any one service of $250,000, provided that the chair shall report any decisions to pre-approve services and fees to the full Audit Committee at its next regular meeting.

(1)
Audit fees represent fees for professional services provided in connection with the audit of HP's financial statements and review of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees consisted primarily of service organization control examinations, accounting consultations, employee benefit plan audits, services related to business acquisitions and divestitures and other attestation services.

(3)
For fiscal 2011, tax fees included primarily tax advice and tax planning fees of $1.9 million and tax compliance fees of $1.1 million. For fiscal 2010, tax fees included primarily tax advice and tax planning fees of $3.6 million and tax compliance fees of $2.3 million.

 REPORT OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS

              The Audit Committee represents and assists the Board in fulfilling its responsibilities for general oversight of the integrity of HP's financial statements, HP's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of HP's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages HP's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from HP for such advice and assistance.

              HP's management is primarily responsible for HP's internal control and financial reporting process. HP's independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of HP's consolidated financial statements and issuing opinions on the conformity of those audited financial statements with United States generally accepted accounting principles and the effectiveness of HP's internal control over financial reporting. The Audit Committee monitors HP's financial reporting process and reports to the Board on its findings.

              In this context, the Audit Committee hereby reports as follows:

    1.
    The Audit Committee has reviewed and discussed the audited financial statements with HP's management.

    2.
    The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB").

    3.
    The Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

    4.
    Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in HP's Annual Report on Form 10-K for the fiscal year ended October 31, 2011, for filing with the Securities and Exchange Commission.

              The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

AUDIT COMMITTEE
G. Kennedy Thompson, Chair Lawrence T. Babbio, Jr.[1] Sari M. Baldauf Shumeet Banerji Rajiv L. Gupta[2] Dominique Senequier[3]

1
Mr. Babbio was appointed to the Audit Committee effective January 4, 2012.
2
Mr. Gupta's service on the Audit Committee ended effective January 4, 2012.
3
Ms. Senequier's service on the Audit Committee ended effective December 12, 2011.

IMPORTANT INFORMATION CONCERNING THE HP ANNUAL MEETING

Check-in begins: 12:30 p.m., local time	Meeting begins: 2:00 p.m., local time
•
HP stockholders, including joint holders, as of the close of business on January 23, 2012, the record date for the annual meeting, are entitled to attend the annual meeting on March 21, 2012

•
All stockholders and their proxies should be prepared to present photo identification for admission to the meeting

•
If you are a record holder or a participant in the HP 401(k) Plan or the ESPP, your share ownership will be verified against a list of record holders or plan participants as of the record date prior to your being admitted to the meeting

•
If you are a beneficial owner of your HP shares (i.e., you hold your shares through a broker, trustee or nominee), you will be asked to present proof of beneficial ownership of HP shares as of the record date, such as your most recent brokerage statement prior to January 23, 2012 or other evidence of ownership

•
Persons acting as proxies must bring a valid proxy from a record holder who owns shares as of the close of business on January 23, 2012

•
Failure to present identification or otherwise comply with the above procedures will result in exclusion from the meeting

•
Meeting attendees will not be permitted to bring cameras, mobile phones, recording equipment, electronic devices or large bags, briefcases or packages to the meeting

•
Please allow ample time for check-in

THANK YOU FOR YOUR INTEREST AND SUPPORT—YOUR VOTE IS IMPORTANT!

Directions to the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California

From San Francisco:

Take 101 South toward San Jose. Exit at Great America Parkway. Turn left at Great America Parkway. The Convention Center is at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

From San Jose:

Take 101 North to the Great America Parkway exit. Turn right on Great America Parkway. The Convention Center is located at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

From Oakland:

Take I-880 South toward San Jose for approximately 30 to 40 minutes to Highway 237. Take Highway 237 toward Mountain View to the Great America Parkway exit. Turn left on Great America Parkway. The Convention Center is located at Great America Parkway and Tasman Avenue. To access the parking garage, exit Great America Parkway at the Hyatt Regency's second driveway at Bunker Hill Road.

Note: Parking in the Convention Center garage is free.

4AA3-8876ENW

HEWLETT-PACKARD COMPANY

ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, MARCH 21, 2012

2:00 P.M., LOCAL TIME

SANTA CLARA CONVENTION CENTER

5001 GREAT AMERICA PARKWAY,

SANTA CLARA, CALIFORNIA

PLEASE VOTE TODAY!

YOU CAN VOTE BY INTERNET, TELEPHONE OR MAIL.

SEE REVERSE SIDE OF THIS CARD FOR INSTRUCTIONS.

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Hewlett-Packard Company Annual Meeting of Stockholders, including the 2011 Annual Report and the proxy statement, are available over the Internet. To view the proxy materials, please have the reverse side of this notice available and visit www.eproxyaccess.com/hpq2012.

Electronic Delivery of Future Proxy Materials: If you wish to receive all future proxy materials electronically by e-mail, please visit www.eproxyaccess.com/hpq2012 and follow the instructions there.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

HEWLETT-PACKARD COMPANY ANNUAL MEETING OF STOCKHOLDERS–MARCH 21, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Margaret C. Whitman, Catherine A. Lesjak and Paul T. Porrini, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all shares of common stock of Hewlett-Packard Company held of record or in an applicable plan by the undersigned at the close of business on January 23, 2012, at the Annual Meeting of Stockholders to be held at the Santa Clara Convention Center, 5001 Great America Parkway, Santa Clara, California, at 2:00 p.m., local time, on Wednesday, March 21, 2012, or any postponement or adjournment thereof.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If this proxy is properly executed and returned but no direction is made, this proxy will be voted FOR all of the nominees for director in proposal 1, FOR proposals 2 and 3 and AGAINST proposal 4. Whether or not direction is made, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. If the undersigned has a beneficial interest in shares held in a 401(k) plan sponsored by Hewlett-Packard Company, voting instructions with respect to such plan shares must be provided by 11:59 p.m. Eastern time on March 18, 2012, in the manner described in the proxy statement. If voting instructions are not received by that time, such plan shares will be voted by the plan trustee as described in the proxy statement. The undersigned hereby revokes all proxies previously given by the undersigned to vote at the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IMPORTANT–THIS PROXY CARD MUST BE SIGNED ON THE REVERSE SIDE.

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

HEWLETT-PACKARD COMPANY

YOUR VOTE IS IMPORTANT.

Please take a moment now to vote your shares of Hewlett-Packard Company common stock for the upcoming Annual Meeting of Stockholders.

PLEASE REVIEW THE 2012 PROXY STATEMENT AND ACCOMPANYING MATERIALS

AND VOTE TODAY IN ONE OF THREE WAYS:

1.     Vote by Telephone — Call toll-free in the U.S. or Canada at 1-866-209-1711, on a touch-tone telephone. If outside the U.S. or Canada, call 1-215-521-1340. Please follow the simple instructions.

OR

2.     Vote by Internet — Access www.proxyvotenow.com/hpq2012, and follow the simple instructions.

You may vote by telephone or Internet 24 hours a day, 7 days a week.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

OR

3.     Vote by Mail — If you do not wish to vote by telephone or over the Internet, please complete, sign and date the proxy card, and return it in the envelope provided or mail it to Hewlett-Packard Company, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5156, New York, NY 10150-5156.

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND RETURN IN THE ENVELOPE PROVIDED

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4.

1.	Election of directors:
		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
	01-M. L. Andreessen	☐	☐	☐	07-G. M. Reiner	☐	☐	☐	2. Ratification of the appointment of the independent registered public accounting firm for the fiscal year ending October 31, 2012.	☐	☐	☐
	02-S. Banerji	☐	☐	☐	08-P. F. Russo	☐	☐	☐

	03-R. L. Gupta	☐	☐	☐	09-G. K. Thompson	☐	☐	☐	3. Advisory vote on executive compensation.	☐	☐	☐
	04-J. H. Hammergren	☐	☐	☐	10-M. C. Whitman	☐	☐	☐
	05-R. J. Lane	☐	☐	☐	11-R. V. Whitworth	☐	☐	☐	4. Stockholder proposal entitled “Executives to Retain Significant Stock.”	☐	☐	☐
	06-A. M. Livermore	☐	☐	☐

☐ Address change (make correction at left)

Signature

Signature

Title

Date

NOTE: Please sign exactly as your name or names appear hereon. For joint accounts each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.